Exhibit 10.19

GROUND LEASE AGREEMENT

BETWEEN

COX COMMUNICATIONS, INC.

Landlord

AND

CROW-ATLANTA RETAIL, LTD.

Tenant

Atlanta, Georgia

October 4, 1982

GROUND LEASE AGREEMENT

BETWEEN

COX COMMUNICATIONS, INC.

AND

CROW-ATLANTA RETAIL, LTD.

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ARTICLE VI – TOWER AND TRANSMISSION FACILITIES		10

6.1	Signal Transmission and Blanketing	10
6.2	Fencing	10
6.3	Ground System	10
6.4	Transmission Lines	10
6.5	Other Necessary Actions	11
6.6	Supervision and Costs	11
6.7	Landlord’s Right of Entry and Repair	11
6.8	Existing Transmission Facilities	11

ARTICLE VII – ALTERATIONS AND REPLACEMENTS		11

7.1	Landlord’s Consent	11
7.2	Manner of Alterations	12
7.3	No Subordination	12

ARTICLE VIII – CONDEMNATION		12

8.1	Definitions	12
8.2	Division of Award	12
8.3	Condemnation of Less Than a Substantial Portion	12
8.4	Condemnation of a Substantial Portion	13
8.5	Tenant’s Award in Trust	13

ARTICLE IX – USE		13

9.1	Shopping Center and Parking	13
9.2	Governmental Requirements	13
9.3	Abatement of Deleterious Uses	13
9.4	Name	14
9.5	No Discrimination	14
9.6	Permits, Licenses and Easements	14
9.7	No Abandonment	14

ARTICLE X – MAINTENANCE AND REPAIRS		14

10.1	Tenant’s Obligations	14
10.2	Landlord’s Rights	14

ARTICLE XI – DAMAGE OR DESTRUCTION		15

11.1	Tenant’s Obligations	15
11.2	Manner of Repair and Restoration	15
11.3	Failure of Tenant to Repair	15

ARTICLE XII – INSURANCE		15

12.1	Prior to Construction and During the Term	15
12.2	During Construction	16
12.3	After Completion of Construction	16
12.4	Form	16
12.5	Waivers of Subrogation	16
12.6	Effect of Compliance	17
12.7	Blanket Policies of Insurance	17
12.8	Index of Amounts	17
12.9	Insurance Proceeds	17
12.10	Obligation of Tenant to Restore	17
12.11	Holding of Funds in Trust	17

ARTICLE XIII – INDEMNIFICATION		18

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ARTICLE XIV – ASSIGNMENT AND SUBLETTING		18

14.1	Permitted Subleases	18
14.2	Tenant’s Covenants with Respect to Subleases	19
14.3	Assignment by Tenant	19
14.4	Assignment by Landlord	19

ARTICLE XV – DEFAULT – FORFEITURE – TERMINATION		19

15.1	Equitable Relief	19
15.2	Event of Default	19
15.3	Cure by Leasehold Mortgagee	20
15.4	Landlord’s Rights Upon Default	20
15.5	Effect of Termination	20
15.6	Performance of Tenant’s Obligations by Landlord	20

ARTICLE XVI – ARBITRATION		21

ARTICLE XVII – LEASEHOLD MORTGAGE		21

17.1	Right to Encumber	21
17.2	Notice to Landlord	22
17.3	Right of Leasehold Mortgage to Cure	22

ARTICLE XVIII – TITLE TO IMPROVEMENTS		23

18.1	During the Term	23
18.2	Following the Term	23

ARTICLE XIX – SURRENDER OF PREMISES		23

ARTICLE XX – ESTOPPEL CERTIFICATES		23

ARTICLE XXI – MISCELLANEOUS		23

21.1	Notices	23
21.2	Time of Essence	24
21.3	No Waste	24
21.4	Holding Over	24
21.5	Waiver	24
21.6	Severability	24
21.7	Rights Cumulative	24
21.8	Entire Agreement	24
21.9	Successors and Assigns	24
21.10	Governing Law	24
21.11	Counterparts	24
21.12	Relationship of Parties	24
21.13	Personal Liability of Tenant	24
21.14	Non-Merger	24
21.15	Sale by Landlord	25
21.16	Memorandum of Lease	25

EXHIBIT A – DESCRIPTION OF THE LAND

EXHIBIT B – DESCRIPTION OF TOWER SITE

EXHIBIT C – EXCEPTIONS TO TITLE

EXHIBIT D – STANDARDS FOR TRANSMISSION FACILITIES SPACE

EXHIBIT E – LETTER OF LANDLORD’S CONSULTING ENGINEER

EXHIBIT F – DESCRIPTION OF EXISTING TRANSMISSION FACILITIES

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STATE OF GEORGIA

COUNTY OF DEKALB

GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT entered into this 4th day of October, 1982, by and between COX COMMUNICATIONS, INC., a Georgia corporation (hereinafter referred to as “Landlord”), and CROW-ATLANTA RETAIL, LTD., a Texas limited partnership whose sole general partners are Allen K. Meredith, J. Donald Childress, Gary Shafer, Harlan R. Crow, J. McDonald Williams and Joel C. Peterson (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of certain real property, being more particularly described on Exhibit A, attached hereto and by this reference incorporated herein (hereinafter referred to as the “Land”);

WHEREAS, Landlord is the owner of certain real property adjacent to the Land, more particularly described on Exhibit B, attached hereto and incorporated herein, (hereinafter referred to as the “Adjoining Land”) on which is located Landlord’s radio transmission tower (hereinafter referred to as the “Tower”); and

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Land for the construction, maintenance, operation and leasing of a shopping center as more particularly described hereinafter, (hereinafter referred to as the “Center”), the construction and operation of parking to serve the Center (hereinafter referred to as the “Parking”) (the Land, the Center, and the Parking being hereinafter collectively referred to as the “Premises”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

GRANT AND TERM OF LEASE

Section 1.1. Lease of Land. For the rent and upon the terms and conditions hereinafter stated, Landlord does let, lease and demise unto Tenant, and Tenant does let, lease and demise from Landlord, the Land.

Section 1.2. Habendum. To have and to hold the Land together with all privileges and appurtenances thereunto belonging or appertaining and provided for herein unto Tenant for the full term of this Lease, in accordance with the terms and provisions of this Lease.

Section 1.3. Term. The term of this Lease shall commence on even date herewith (such date being hereinafter referred to as the “Commencement Date”) and shall continue through the seventy-fifth (75th) anniversary of the Commencement Date unless this Lease shall be sooner terminated as herein provided.

ARTICLE II

AUTHORITY AND COVENANT OF QUIET ENJOYMENT

Section 2.1. Landlord’s Authority. Landlord is a duly organized corporation in good standing under the laws of the State of Georgia, is not subject to any involuntary proceeding for dissolution or liquidation thereof, and is duly authorized by its shareholders to enter into this Lease with Tenant without obtaining any further consents or approvals from any other person or entity.

Section 2.2. Tenant’s Authority. Tenant is a duly formed partnership in good standing under the laws of the State of Texas, is not subject to any proceeding for dissolution or liquidation thereof, and is duly authorized by its partners to enter into this Lease with Landlord without obtaining any further consents or approvals from any other person or entity.

Section 2.3. Covenant of Quiet Enjoyment. Tenant, by paying the rent hereby reserved and by performing and observing the several covenants by it to be kept and performed hereunder, may peaceably hold and enjoy the Land, subject to all the terms of this Lease, including, without limitation, those title exceptions set forth in Exhibit C, attached hereto and by reference made a part hereof, and to Landlord’s right of entry under Sections 6.7 and 10.2 hereof.

ARTICLE III

RENTS

Section 3.1. Ground Rental. Tenant shall pay to Landlord, commencing on the earlier of (i) ninety (90) days following the date hereof or (ii) the date on which Tenant is granted a permit by DeKalb County, Georgia to construct the Center and the Parking, and thereafter for each year during the term of this Lease (each such annual period being hereinafter referred to as a “Rental Year”), without setoff or deduction in any manner whatsoever, an annual rental (hereinafter referred to as the “Ground Rental”), equal to the following amounts:

(a) For the first (1st) Rental Year during the term hereof, Tenant shall pay an annual Ground Rental of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00).

(b) For the second (2nd) Rental Year during the term hereof, Tenant shall pay an annual Ground Rental of Three Hundred Thousand and No/100 Dollars ($300,000.00).

(c) For the third (3rd) Rental Year through the twenty-fifth (25th) Rental Year during the term hereof, Tenant shall pay an annual Ground Rental of Six Hundred Thousand and No/100 Dollars ($600,000.00).

(d) For the twenty-sixth (26th) Rental Year through the fiftieth (50th) Rental Year during the term hereof, Tenant shall pay an annual Ground Rental equal to twelve percent (12%) of the appraised value of the Land, determined pursuant to Section 3.12 hereof; provided, however, the Ground Rental due pursuant to this Section 3.1(d) shall not be less than Six Hundred Thousand and No/100 Dollars ($600,000.00) nor more than One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00).

(e) For the fiftieth (50th) Rental Year through the end of the term hereof, Tenant shall pay an annual Ground Rental equal to twelve percent (12%) of the appraised value of the Land, determined pursuant to Section 3.12 hereof; provided, however, that the Ground Rental due pursuant to this Section 3.1(e) shall not be less than the Ground Rental due pursuant to Section 3.1(d) hereof nor more than twice the annual Ground Rental due pursuant to Section 3.1(d) hereof.

The Ground Rental shall be payable in monthly installments (“Monthly Ground Rental”) in advance on the first day of each calendar month during the term of this Lease for which such Ground Rental is due pursuant to the terms hereof. If the commencement date of the first Rental Year or termination date of this Lease falls on other than the first day of a calendar month, Monthly Ground Rental shall be prorated for such partial calendar month according to the number of days in such month that this Lease is effective. Such initial partial month during which such proration is made shall be considered an additional period during which rent is payable pursuant to Section 3.1(a) hereof.

Section 3.2. Percentage Rental (a) In addition to Ground Rental set forth in Section 3.1 hereof, and subject to Sections 3.2(b), 3.2(c), 3.2(d) and 3.2(e) hereof, Tenant shall pay to Landlord for each calendar year throughout the term of this Lease a percentage rental (hereinafter referred to as the “Percentage Rental”) in the amount of seven percent (7%) of Gross Rental Income, as defined in Section 3.2(b) hereof.

(b) For purposes hereof, Gross Rental Income shall mean any and all gross proceeds received by Tenant from the use and occupancy of the Premises, including, without limitation, (i) any and all rentals, percentage rentals and overage rentals received by Tenant, (ii) any and all charges to others for taxes, common area maintenance, utility costs and security costs received by Tenant, and (iii) any and all amounts received by Tenant pursuant to any leases, concessions, licenses and operations of all or any portion of the Premises or any space above the Premises; provided, however, that Gross Rental Income shall not include (i) the amount of any unforfeited security deposits, (ii) any gross proceeds derived by any subtenant of the Premises, except to the extent such are actually paid to Tenant, (iii) any condemnation award received by Tenant which is used to repair and restore the Premises pursuant to Section 8.3 hereof, (iv) any insurance proceeds received by Tenant which are used to repair and restore the Premises pursuant to Sections 11.1 and 12.10 hereof, and (v) proceeds of any loans received by Tenant as to the Premises.

(c) Subject to the terms of this Section 3.2(c), no Percentage Rental shall be payable hereunder until Gross Rental Income derived from the Premises exceeds Two Million Dollars ($2,000,000) for any calendar year; provided, however, that at such time as Gross Rental Income derived from the Premises exceeds said $2,000,000 threshold, Precentage Rental shall then and thereafter be due and payable on all Gross Rental Income, including said $2,000,000; provided, further, that after Gross Rental Income derived from the Premises exceeds $2,000,000 for any calendar year, Percentage Rental shall be due and payable even though Gross Rental Income thereafter is less than $2,000,000 for any calendar year. If, pursuant to Section 4.11 hereof, Tenant elects to construct the Center in two phases, for the purpose of determining the threshold amount which shall trigger Tenant’s obligation to pay Percentage Rental, prior to completion of the second phase of the Center, said $2,000,000 shall be multiplied by a fraction, the numerator of which is equal to the number of square feet contained in the first phase of the Center and the denominator of which is 350,000. From the date of completion (as defined in Section 4.3(f) hereof) of the first phase of the Center until the date of completion (as defined in Section 4.3(f) hereof) of the second phase of the Center (hereinafter referred to as the “Interim Period”), Percentage Rental shall be payable only after Gross Rental Income derived from the Premises exceeds such adjusted threshold amount for any calendar year, but after Gross Rental Income exceeds such adjusted threshold amount during the Interim Period, Percentage Rental shall be due and payable even though Gross Rental Income during the Interim Period is less than such adjusted threshold amount. If there occurs a calendar year in which both the $2,000,000 threshold amount and said adjusted threshold amount are in effect pursuant to the terms hereof (i.e., the year in which Tenant completes the second phase of the Center, if Tenant has elected to construct the Center in two phases), then the threshold amount for such calendar year shall be the average of said threshold amounts as prorated over the respective portions of said calendar year.

(d) For purposes of this Section 3.2, any and all amounts shall be deemed to have been received by Tenant if received by any entity which is (i) an entity in which Tenant, any partner of Tenant or any combination of partners of Tenant retains an ownership interest in excess of twenty percent (20%), (ii) any individual or entity which owns in excess of twenty percent (20%) of Tenant, or (iii) any individual or entity twenty percent (20%) or more of which is owned by the same entity which owns in excess of twenty percent (20%) of Tenant.

(e) Notwithstanding Section 3.2(c) hereof, the threshold amount referred to in Section 3.2(c) hereof for the first partial calendar year during the term hereof shall be $2,000,000 or the adjusted threshold amount referred to in Section 3.2(c), as the case may be; provided, however, that if the term hereof expires or is terminated other than on the last day of a calendar year, Percentage Rental (and the relevant threshold amount referred to in Section 3.2(c) hereof) shall be prorated for such partial calendar year according to the number of days in such calendar year that this Lease is effective. Each calendar year shall be considered an independent accounting period for the purpose of determining the amount, if any, of Percentage Rental payable hereunder.

Section 3.3. Statement of Percentage Rental. Within ninety (90) days after the expiration of each calendar year during the term hereof and within ninety (90) days after the termination of this Lease, if this Lease is terminated other than at the end of a calendar year, Tenant shall prepare and deliver to Landlord a statement of Tenant’s Gross Rental Income during the calendar year (or partial calendar year) preceding the due date of such statement, to be accompanied by an opinion of an independent certified public accountant that such statement has been prepared in accordance with Section 3.2 hereof. The payment of any Percentage Rental due shall be remitted to Landlord along with the submission of said statement for each calendar year (or partial calendar year) during the term hereof.

Section 3.4. Landlord’s Objection to Statement. If Landlord shall not be satisfied as to the correctness of the statement of Gross Rental Income as submitted by Tenant under Section 3.3 hereof, then Landlord may, upon written notice to Tenant, at its sole expense, have the same audited by an independent certified public accountant, who shall have access to all of Tenant’s books, accounts, and available records necessary to make a full and complete audit of Gross Rental Income for the Premises. Said audit shall be made at reasonable times during business hours at Landlord’s expense and in a manner which shall not unreasonably interfere with the conduct of Tenant’s business. At the conclusion of such audit, Landlord shall promptly reveal the results of such audit to Tenant, and if such results differ from Tenant’s statement of Gross Rental Income for such year, any and all conflicts or inconsistencies shall be resolved by the parties, but if the parties cannot resolve said issues, then said issues shall be submitted to arbitration pursuant to Article XVI. Landlord and Tenant each agree to pay promptly any discrepancy as conclusively determined by agreement of the parties or by arbitration. Tenant shall reimburse Landlord for the reasonable cost of any such audit if such audit shall establish an understatement of Percentage Rental by Tenant in excess of one percent (1%) of Percentage Rental for such year.

Section 3.5. Additional Rents. In addition to the rentals specified in Sections 3.1 and 3.2 hereof, any and all of the payments which Tenant is required to make hereunder to or for the benefit of Landlord shall be deemed to be additional rents. Ground Rental, Percentage Rental and said additional rents payable hereunder shall be deemed rents reserved by Landlord, and any remedies now or hereafter given to Landlord by the laws of the State of Georgia for collection of such rents shall exist in favor of Landlord, in addition to any rights and remedies specified herein. All such additional rents shall be payable in accordance with the provisions of the respective articles specifying the payment of such additional rents.

Section 3.6. Books and Records. Tenant covenants that there will be kept in respect to the business transacted at, in, on, about or from the Premises, and, for a period of at least thirty-six (36) months following the end of each calendar year, true and accurate books of account and records, conforming to generally accepted cash method accounting principles and showing in detail Gross Rental Income.

Section 3.7. Place of Payment. Each payment to Landlord by Tenant of Ground Rental, Percentage Rental and any additional rent which is payable directly to Landlord shall be payable at the office of the Landlord at the address appearing in Section 21.1 hereof.

Section 3.8. Taxes and Impositions. Tenant shall pay to the public officer charged with the collection of same, before the same become delinquent, and shall indemnify and save harmless Landlord from, all taxes, assessments, licenses, excises, imposts, and charges of every sort, foreseen and unforeseen (the “Impositions”), that during the term of this Lease shall be levied, assessed, charged, or imposed upon the Premises and the Adjoining Land, with such taxes for the first and last years of the term hereof being prorated between Landlord and Tenant based on the portion of the tax year the Premises are leased by Tenant. Tenant shall pay any new tax of any nature not presently in effect but which may hereafter be levied, assessed or imposed upon the Landlord or the Premises, if such tax shall be based on or arise out of the ownership, use or operation of the Premises. Tenant shall not have the obligation, however, to pay any income, capital gains or franchise tax or any tax imposed on rentals and revenues received by Landlord hereunder that may be payable by Landlord under any existing or future tax law of the United States or any other country or of the State of Georgia or any subsidivision thereof, nor shall Tenant be obligated to pay any occupation or use tax which may be assessed against the use of the Adjoining Land for radio transmission purposes; provided, however, that Tenant shall be responsible for the payment of any future tax levied in lieu of ad valorem property taxes for the Premises and the Adjoining Land. If the imposition of any tax, assessment, license fee, excise, impost, or charge shall be deemed by Tenant to be improper, illegal, or excessive, Tenant may, at its sole cost and expense (in its own name or in the name of Landlord or both, as it may deem appropriate), dispute and contest the same in good faith and with due diligence, and in such case such items need not be paid until adjudged to be valid. Upon being adjudged valid, Tenant may continue to contest same; however, prior thereto, Tenant shall first post bond or other security equal to that amount determined to be due and owing in such adjudication, to be applied by Tenant, or failing to do so, by Landlord, in satisfaction of such amount should such adjudication not be reversed or the case be remanded for further proceedings upon termination of appeal. Unless so contested by Tenant, all Impositions shall be paid by Tenant within the time provided by law; and, if contested, any such Imposition shall be paid before the issuance of execution on final judgment. Landlord shall cooperate with Tenant in any such dispute or contest, but at Tenant’s expense.

Section 3.9. Advances by Landlord on Tenant’s Behalf. In case of any default by Tenant in the payment of any Imposition or payment of any other amount herein provided to be paid by Tenant, or in the procuring insurance as herein provided for, Landlord may, on behalf of Tenant, make such payment or payments or procure any such insurance, and Tenant covenants thereupon on demand to reimburse and pay Landlord any amount reasonably paid or expended therefor.

Section 3.10. Interest and Attorneys’ Fees. Any amount payable hereunder by Tenant to Landlord and not paid when due shall bear interest at the rate of four percent (4%) in excess of the prime interest rate quoted by Trust Company Bank from time to time during the period in which any such sum is due and owing (or the maximum rate of interest permitted by Georgia law whichever is the lesser.) If it becomes necessary to bring suit for collection of the rent, and Landlord is successful in such suit, or of any other sums herein stipulated to be paid or in case the same has to be collected upon demand of an attorney, Tenant agrees to pay such attorneys’ fees as Landlord may reasonably incur.

Section 3.11. Net Lease. It is the purpose and intent of Landlord and Tenant that the rent provided for herein shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, but prior to Landlord’s expenses relating to the management of its investment in the Premises, the net rent specified in Sections 3.1 and 3.2 hereof and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise and become due during or out of the term of this Lease (other than Landlord’s management expenses specified above and certain taxes of Landlord which do not relate to the Premises, as specified in Section 3.8 hereof) shall be paid by Tenant, and that Landlord shall be indemnified and held harmless by Tenant from and against the same.

Section 3.12. Appraisal of Premises. (a) For the purpose of determining Ground Rental due under Sections 3.1(d) and 3.1(e) hereof, Tenant shall, on or before one hundred eighty (180) days prior to the end of the twenty-fifth (25th) Rental Year or the fiftieth (50th) Rental Year, as the case may be, deliver to Landlord a written appraisal of the Land (as if it were vacant land to be put to its highest and best use, but not yet developed into an improved state as specified herein) prepared by a licensed MAI appraiser (hereinafter referred to as “Tenant’s Appraiser”). If Landlord does not object to the value of the Land determined by the Tenant’s Appraiser, then such value shall be used to determine Ground Rental under Section 3.1(d) or Section 3.1(e), as the case may be. If Landlord objects to the value of the Land determined by Tenant’s Appraiser, Landlord shall, on or before one hundred twenty (120) days prior to the end of the twenty-fifth (25th) Rental Year or the fiftieth (50th) Rental Year, as the case may be, deliver to Tenant a written appraisal of the Land prepared by a licensed MAI appraiser (hereinafter referred to as the “Landlord’s Appraiser”). If Tenant does not object to the value of the Land determined by the Landlord’s Appraiser, then such value shall be used to determine Ground Rental under Section 3.1(d) or Section 3.1(e), as the case may be. If Tenant objects to the value of the Land determined by Landlord’s Appraiser, then Landlord and Tenant shall direct Landlord’s Appraiser and Tenant’s Appraiser to select a third licensed MAI Appraiser (hereinafter referred to as the “Final Appraiser”), who shall prepare and deliver to Landlord and Tenant, on or before sixty (60) days prior to the end of the twenty-fifth (25th) Rental Year or the fiftieth (50th) Rental Year, as the case may be, a written appraisal of the Land. The value of the Land determined by the Final Appraiser shall be used to determine Ground Rental under Section 3.1(d) or Section 3.1(e), as the case may be.

(b) The failure of Tenant to appoint Tenant’s Appraiser and provide the appraisal hereinabove required in the manner hereinabove required shall give Landlord the right to appoint Landlord’s Appraiser, whose appraisal shall provide the value to be used to determine Ground Rental pursuant to Section 3.1(d) or Section 3.1(e), as the case may be. If Landlord does not appoint Landlord’s Appraiser in the manner hereinabove required, then the appraisal by Tenant’s Appraiser shall determine the value to be used to determine Ground Rental pursuant to Section 3.1(d) or Section 3.1(e), as the case may be. If Tenant’s Appraiser and Landlord’s Appraiser fail to appoint the Final Appraiser, then such appointment shall be made by the Senior United States District Judge (in term of service) in Fulton County, Georgia.

(c) The fees and expenses of Tenant’s Appraiser shall be borne by the Tenant. The fees and expenses of the Landlord’s Appraiser shall be borne by the Landlord. The fees and expenses of the Final Appraiser shall be borne equally by Landlord and Tenant.

Section 3.13. Space For Transmission Facilities. As additional consideration for Landlord’s entering into this Lease, Tenant hereby agrees, at Tenant’s sole cost and expense to construct for Landlord on the Adjoining Land a building (the “Transmission Building”) to house transmission facilities for the Tower (said Transmission Building together with the necessary incidental equipment required for radio transmission being hereinafter referred to as the “Transmission Facilities”). In connection with the construction and maintenance of the Transmission Building, the following shall govern:

(a) The Transmission Building shall contain approximately 7,000 square feet, on two (2) levels (one of which may be underground, at the option of Tenant) containing approximately 3,500 square feet each.

(b) Landlord shall provide Tenant with the layout of the Transmission Building, which layout, together with the standards set forth on Exhibit D attached hereto and incorporated herein, shall be used by Tenant to prepare, at Tenant’s expense, plans and specifications for the Transmission Building, said plans and specifications to be subject to Landlord’s prior written approval in accordance with Section 4.3 hereof.

(c) The construction of the Transmission Building will be accomplished in such a manner so as not to interfere with the Tower or the transmission therefrom.

(d) Tenant shall, at its expense, cause Landlord’s transmission equipment to be installed in the Transmission Building at the direction and under the supervision of Landlord.

(e) Tenant shall maintain and keep in good repair the structure, exterior walls and foundation of the Transmission Building, and any reference to the “Premises” in Article X hereof shall be deemed to include said components of the Transmission Building. Landlord shall maintain the interior of the Transmission Building as well as the Transmission Facilities and the Tower. Tenant shall have all necessary power and authority to enter onto the Adjoining Land for the purpose of maintaining and repairing the Transmission Building as hereinabove provided for; provided, however, that Tenant shall reasonably coordinate its repair and maintenance schedule with Landlord and shall in no event interfere with the operation of the Tower or Transmission Facilities.

ARTICLE IV

CONSTRUCTION OF CENTER AND PARKING

Section 4.1. Minimum Requirements. At Tenant’s sole cost and expense, Tenant shall construct on the Land the Center and the Parking, as well as the Transmission Building to be constructed on the Adjoining Land as provided in Section 3.13 above. The Center shall have a net rentable area of approximately 350,000 square feet. The Parking shall contain a parking area sufficient to comply with zoning ordinances applicable to a shopping center of the size and makeup of the Center.

Section 4.2. Approval of Engineer, Architect and Contractor. Tenant has engaged Traffic Planning Associates as the civil engineers for the Premises, Weems-Doar as the structural engineers for the Premises and Adams, Shadrik & Davis as the mechanical, plumbing and electrical engineers for the Premises, and Landlord hereby approves the selection of all such engineers. Tenant has engaged Gary B. Coursey & Associates as the architect for the Premises, and Landlord hereby approves of the selection of such architect. Tenant anticipates engaging one of T.T. Flagler, Batson-Cook Company or McDevitt and Street as the general contractor for the Premises, and Landlord hereby approves the selection of any of such contractors. Tenant shall have the right to change any of said engineers, said architect or said contractor for the Premises so long as Tenant has obtained the prior written approval of Landlord, which approval shall not be unreasonably withheld.

Section 4.3. Construction. In connection with the construction of the Center and the Parking, the following procedures shall be followed by Landlord and Tenant:

(a) Within thirty (30) days following the execution hereof, Tenant shall cause to be prepared, at its expense, a preliminary site plan as to the Center and Parking and shall deliver a copy of said plan to Landlord. Within thirty (30) days following receipt by Landlord of said preliminary site plan, Landlord shall notify Tenant of Landlord’s approval or disapproval of said plan. Any disapproval of said site plan shall be in writing specifying the reasons for said disapproval. The disapproval of said preliminary site plan by Landlord shall be resolved between the parties in the manner hereinafter set forth as to resolution of disputes regarding preliminary plans and specifications for the Center.

(b) On or before sixty (60) days following the date hereof, Tenant shall submit to Landlord for Landlord’s approval, preliminary plans and specifications for the construction of the Center and the Parking; provided, however, that if a portion of the Center and/or the Parking is to be accomplished by a subtenant in accordance with Section 4.12 and Article XIV hereof, the submission of the preliminary plans and specifications with respect to such portion of the Center shall not be required until thirty (30) days after the date of execution of such sublease, but in no event shall the date of completion of construction set forth in Section 4.3(f) hereof be postponed by the provisions of this sentence. Any notice of disapproval shall be in writing and shall set forth the grounds for such disapproval. Subject to Section 4.3(d) hereof, following Landlord’s first or any subsequent disapproval, Tenant shall elect (i) to submit revised plans and specifications or (ii) unless the disapproval is because of the adverse effect, in the opinion of Landlord’s Engineer, which an item in said plans and specifications will have on the Tower, the Transmission Facilities or Landlord’s existing transmission facilities on the Land, to give notice contesting the reasonableness of Landlord’s disapproval. The contest of reasonableness shall be determined by a Board of Arbitrators selected in the manner governed by the rules set forth in Article XVI hereof. If the reasonableness of Landlord’s disapproval is sustained, Tenant shall perform as set forth in (i) above; if not sustained, the plans and specifications submitted shall be considered approved.

(c) Final plans and specifications shall be delivered by Tenant to Landlord no later than sixty (60) days after approval of preliminary plans and specifications and shall substantially conform to the preliminary plans and specifications as previously approved by Landlord. Changes from preliminary plans and specifications shall be considered to be within the scope of the preliminary plans and specifications if they are not substantial or if they are made in order to comply with reasonable requirements of a leasehold mortgagee or of a governmental agency or official in connection with an application for a permit or approval; provided, however, that no such changes shall, in any event, without Landlord’s prior written approval, adversely affect the Tower, the Transmission Facilities, Landlord’s existing transmission facilities on the Land or the quality, size and income producing capacity of the building and other improvements constituting the Center and the Parking. Landlord additionally acknowledges that for practical reasons it is common practice for numerous changes to be made to plans and specifications during the course of the construction of improvements, and any such changes made for expediency in construction and which do not adversely affect the Tower, the Transmission Facilities, Landlord’s existing transmission facilities on the Land or the quality, size or income producing capacity of the building and other improvements constituting the Center and the Parking shall not constitute a breach of Tenant’s obligations hereunder.

(d) Notwithstanding anything else in this Section 4.3 to the contrary, Landlord shall have the right to withhold approval of Tenant’s preliminary or final site plan and Tenant’s preliminary or final plans and specifications if, in the opinion of Cohen and Dippell, P.C., Consulting Engineers (who, together with any consulting engineering firm which Landlord hereafter designates in lieu of or in addition to said firm, is hereinafter referred to as “Landlord’s Engineer”), any matter shown in such plans would have an adverse effect on the Tower, the Transmission Facilities or Landlord’s existing transmission facilities, including, without limitation, the quality of the signal transmitted thereby.

(e) Tenant shall coordinate the construction of the Transmission Building with the construction of the Center and the Parking so long as Landlord has timely submitted a layout for the construction of the Transmission Building. Assuming timely submission by Landlord of said layout, construction of the Transmission Building shall be completed at such time as to allow Landlord to complete the Transmission Facilities in coordination with completion of the Center and the Parking.

(f) Subject to postponement because of Unavoidable Delay, construction on the Center and the Surface Parking shall be commenced no later than sixty (60) days after the approval by Landlord of final plans and specifications or sixty (60) days after the resolution of any dispute described above, whichever is later, and shall be completed (that is, a certificate of occupancy being issued by the appropriate governmental entity for the Premises, excluding subtenant finish work) on or before June 30, 1984.

(g) The provisions of this Section 4.3 to the contrary notwithstanding, the failure of Tenant to perform its construction obligations as set forth in this Section 4.3 shall not give Landlord the right to terminate this Lease (except for the failure to comply with its obligations with respect to the same for commencement of construction and the requirement of approvals prior to commencement of construction, for which Landlord shall have the right to terminate this Lease), but Tenant shall pay over to Landlord upon demand a sum equal to One Thousand Dollars ($1,000) times the number of days from June 30, 1984, until the date on which Tenant receives a certificate of occupancy for the Premises (excluding subtenant finish work) said sum being hereinafter referred to as the “Late Fee”); provided, however, that if, pursuant to Section 4.11 hereof, Tenant elects to construct the Center in two phases, and Tenant fails to perform its construction obligations as set forth in this Section 4.3 with respect to the first phase of such construction, Tenant shall pay over to Landlord upon demand the Late Fee as adjusted by multiplying same by a fraction, the numerator of which is equal to the number of square feet contained in the first phase of the Center and the denominator of which is 350,000, and if Tenant fails to perform such construction obligations with respect to the second phase of construction, Tenant shall pay over to Landlord upon demand the Late Fee as adjusted by multiplying same by a fraction, the numerator of which is 350,000 less the number of square feet in the first phase of the Center and the denominator of which is 350,000. Landlord and Tenant hereby acknowledge that Landlord’s damages as a result of Tenant’s failure to perform its construction obligations as set forth in this Section 4.3 will be difficult to ascertain and that the Late Fee, as the same may be adjusted, constitutes a reasonable liquidation thereof. Said sum is intended not as a penalty, but as full liquidated damages pursuant to Ga. Code Ann. §20-1402.

(h) In no event shall Tenant begin construction on the Land prior to procuring Landlord’s approval of said final plans and specifications.

(i) In connection with Landlord’s rights of approval and disapproval granted pursuant to this Section 4.3, Landlord’s failure to give notice of disapproval in the manner specified in this Section 4.3 shall be conclusively deemed to constitute approval of such plans and specifications as submitted; provided, however, that if, upon the expiration of the respective approval periods set forth above, Tenant has not received a response from Landlord, such plans shall not be deemed to have been approved by Landlord until five (5) days following receipt by Landlord of an additional notice and request for approval of such plans.

Section 4.4. Assurances of Completion. Prior to beginning construction on the Premises, Tenant shall furnish to Landlord reasonable evidence of the availability of financing which is adequate to defray the estimated construction costs for the Center, the Parking and the Transmission Facilities.

Section 4.5. No Liens. The Center, the Parking and all work required to be performed by Tenant pursuant to Sections 3.13 and 6.8 (b) hereof shall be erected and completed by Tenant free of all liens and claims against Landlord’s right, title and interest in the Premises; and Tenant agrees that no such lien or claim of any contractor, sub-contractor, mechanic, laborer, material men, or any other person whomsoever involved with such erection and completion of the Premises shall attach to Landlord’s right, title, or interest in and to the Premises. If, at any time during the term of this Lease, any lien is filed in the Office of the Clerk of the Superior Court of DeKalb County, Georgia, against Landlord’s right, title and interest in the Premises or any element thereof purporting to be for labor or material furnished or to be furnished to Tenant (or anyone holding by, under or through Tenant) or for any other reason (other than acts of Landlord), Tenant shall discharge same or cause same to be discharged of record within twenty (20) days after the date Tenant receives notice from Landlord or otherwise that such lien was filed unless Tenant shall dispute and contest same within said time period in good faith and with due diligence, and in such case such lien need not be discharged until adjudged to be valid. Upon being adjudged valid, Tenant may continue to contest same; provided, that prior to so contesting same, however, Tenant shall first post, with the Clerk of Superior Court of DeKalb County, Georgia, or with such title company or other entity as shall be reasonably approved by Landlord, bond or other security equal to that amount determined to be due and owing in such adjudication, to be applied by Tenant, or failing to do so, by Landlord in satisfaction of such amount should such adjudication not be reversed or the case be remanded for further proceedings upon termination of appeal; and, in any event, Tenant shall pay such amount before any execution upon Landlord’s right, title and interest in the Premises. Notice is hereby given that Tenant is not the agent of Landlord and has no authority to contract in Landlord’s name, and Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant and that no mechanics’ or other lien for any such labor or materials shall attach to or affect the reversionary, remainder or other estate or interest of Landlord in and to the Premises.

Section 4.6. Securing of Financing and Licenses.

(a) In the event Tenant shall be unable to obtain on or before January 1, 1983, after diligent pursuit thereof, a commitment or commitments for construction financing for the construction of the Center, the Surface Parking and the Transmission Building, then Tenant, at its option, shall have the right to terminate this Lease and all obligations hereunder thereafter accruing, upon the giving of written notice to Landlord within fifteen (15) days after the above date. The Land shall immediately be surrendered to Landlord in the same condition as on the date hereof, and this Lease shall terminate. In such event, Tenant shall deliver to Landlord copies of all preliminary and/or final plans ordered by Tenant.

(b) In the event Tenant does not close the construction loan as to the Premises referred to in Section 4.6(a) on or before March 1, 1983, after having attempted with all reasonable diligence and in good faith to close such loan, then Tenant, at its option, shall have the right to terminate this Lease and all obligations hereunder thereafter accruing, upon the giving of written notice to Landlord on or before March 15, 1983. The Land shall immediately be surrendered to Landlord in the same condition as on the date hereof, and this Lease shall thereupon terminate. In such event, Tenant shall deliver to Landlord immediately upon such termination copies of all preliminary and/or final plans ordered by Tenant.

(c) In the event Tenant shall be unable to obtain, after diligent pursuit thereof, on or before January 1, 1983, any, all, or any combination of the licenses, permits, or other authorizations required by any governmental or other authority having power to regulate construction on the Premises, then Tenant, at its option, shall have the right, upon the giving of written notice to Landlord on or before January 15, 1983, to terminate this Lease and all obligations hereunder thereafter accruing. The Land shall immediately be surrendered to Landlord, and this Lease shall thereupon terminate. In such event, Tenant shall deliver to Landlord immediately upon such termination, copies of all preliminary and/or final plans ordered by Tenant.

(d) If Tenant has not obtained or accomplished the respective items referred to in Sections 4.6(a), 4.6(b) and 4.6(c) hereof on or before January 1, 1985, March 1, 1985 or January 1, 1985, respectively, then, at any time on or before January 15, 1985, March 15, 1985 or January 15, 1985, respectively, Landlord shall have the option to terminate this Lease and all obligations thereafter accruing. The Land shall thereupon be surrendered to Landlord in the same condition as on the date hereof, and this Lease shall thereupon terminate. In such event, Tenant shall deliver to Landlord immediately upon such termination copies of all preliminary and/or final plans ordered by Tenant.

(e) Tenant shall not commence construction on the Land prior to having obtained all applicable licenses and permits for the Premises and unless Tenant elects itself to finance construction of the improvements on the Land, having closed the construction loan referred to in Section 4.6(a).

Section 4.7. No Interference With Tower Facilities. Tenant shall cause construction of the Center and the Parking (including site development work) to proceed in such a manner as not to interfere with the operation of the Tower, Landlord’s existing transmission facilities referred to in Section 6.8 hereof, or any auxiliary facilities on the Adjoining Land. In this connection, however, the parties hereto understand that Tenant will be required to remove a portion of the existing ground system (as described in Section 6.3 hereof), but Landlord anticipates that so long as at least three-fourths of the system is in place and not being disturbed at any one time, no disruption will be caused. Additionally, the parties hereto understand that cranes and similar types of machinery and equipment will be necessary in the construction of the Center and the Parking and anticipate that so long as any of such items which exceed twenty-five (25) feet in height are properly grounded, no undue interference with broadcasting from the Tower, said existing transmission facilities, and said auxiliary facilities on the Adjoining Land will result. In order to minimize any disruption of construction of the Center and the Parking and any interference with the Tower, said existing transmission facilities, and said auxiliary facilities, the parties agree to cooperate on a regular basis so that each will be informed of the various requirements of the other so that advance plans can be made.

Section 4.8. Utility Lines. In connection with Landlord’s right of approval as to plans and specifications, Landlord and Tenant acknowledge that their respective intent is that all portions of water, gas, electricity, sewage, and other utility lines which may be located within the Premises and not within concealed spaces or the exterior walls of any structure or enclosed area, or otherwise generally not in public view, be installed wholly underground, unless prohibited by law, except for hydrants, standpipes, meters, control valves and other similar items customarily required to be erected above ground.

Section 4.9. As-Built Drawings. Upon completion of Tenant’s construction on the Premises, as well as completion of any alteration of the Premises pursuant to Article VII hereof or any restoration or reconstruction of the Premises pursuant to Articles VIII or XI hereof, Tenant shall deliver to Landlord an “as-built” survey of the Premises and a complete set of “as-built” plans and specifications of the Center, the Parking and the Transmission Building.

Section 4.10. Unavoidable Delay. Each party hereto shall be excused from performing any of its obligations or undertakings provided in this Lease so long as the performance of such obligation is prevented or delayed by any cause which is beyond the control of such party, including but not limited to such of the following as may be beyond the control of such party: war, civil commotion, acts of God, strikes, labor disturbances, governmental restrictions, regulations or interferences imposed after the fact, fire or other casualty or any other cause, whether similar or dissimilar to the foregoing, not within the control of such party; provided, however, that no party shall be entitled to relief under this Section 4.10 by reason of any event unless such party shall have given the other party notice of such event and the nature of such in writing within thirty (30) days after (i) the occurrence of such event or (ii) the point in time when such event or events cause a delay. Any delay or cause excusing performance pursuant to the terms of this Section is referred to in this Lease as an “Unavoidable Delay” and shall not constitute an event of default.

Section 4.11. Construction in Phases. Landlord hereby acknowledges that Tenant may desire to construct the Center in two independent phases. If Tenant elects to construct the Center in two phases, then this Article IV shall apply to both phases of construction except that (i) the square footage in Section 4.1 shall refer to the total square footage of both phases; (ii) if any of the engineers, architect or general contractor for Phase II is different from that specified in Section 4.2 hereof, then the identity of same shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld; (iii) the date by which Tenant must submit to Landlord the preliminary site plan for Phase II pursuant to Section 4.3 shall be thirty (30) days following notification by Tenant to Landlord of its desire to construct Phase II; (iv) the date in Section 4.3 by which Tenant must submit a copy of preliminary plans and specifications for the construction of Phase II of the Center and the Surface Parking shall be sixty (60) days following approval by Landlord of the preliminary site plan for said Phase II; (v) the date of completion of construction of Phase II set forth in Section 4.3(f) shall be the fifth (5th) anniversary of the date hereof; and (vi) none of Section 4.6 (except Section 4.6 (e)) shall apply to Phase II.

Section 4.12. Construction By Subtenants. It is understood and agreed by Landlord and Tenant that Tenant may assign or delegate its rights or obligations as to construction of portions of the Center to “Freestanding Subtenants,” as defined in Section 14.1 hereof, pursuant to the terms of Article XIV hereof. It is recognized that such action may be necessary in order to attract subtenants which demand free standing buildings from which to conduct business. In the event Tenant so sublets part of the Land, such subtenant shall comply with all terms of this Lease to the extent applicable to such subleased space, including, without limitation, the provisions of this Article IV (except all of Section 4.6 other than Section 4.6(e)) and the provisions of Article VI hereof.

Section 4.13. Tax Benefits of Improvements. Landlord acknowledges and agrees that any and all depreciation and/or amortization for federal or state tax purposes relating to any and all improvements to the Premises and any and all additions thereto, substitutions therefor, fixtures therein and furnishings thereof shall be deductible exclusively by Tenant during the term of this Lease. Tenant shall also be entitled to such depreciation and/or amortization to the extent it relates to the Transmission Building as constructed by Tenant.

Section 4.14. Use of Premises With Adjacent Land. It is understood and agreed by Landlord that the Premises may be used by Tenant or a subtenant of Tenant (which has been approved by Landlord in accordance with Article XIV hereof) in common with adjacent or nearby premises, and Landlord hereby consents to such use so long as the portion of any such development lying on the Land shall be subject to the terms of this Lease. In addition, if any improvements constructed by a subtenant of Tenant lie both on the Land and on property adjacent to the Land, Tenant shall, prior to entering into any such sublease, provide Landlord with assurances satisfactory to Landlord that, upon the expiration of the term hereof or, if Landlord has terminated this Lease pursuant to the terms hereof and such sublease has continued in effect in accordance with Section 14.1(d) hereof, upon the expiration of the term of said sublease or the termination of said sublease following a default by such subtenant, the rights of all persons or entities whomsoever other than Landlord in the portion of said improvements located on the Land shall cease and Landlord shall have the right, but not the obligation to alter, seal off or demolish the portion of said improvements located on the Land at the expense of such subtenant.

ARTICLE V

PARKING FACILITIES

At all times during the term of this Lease, Tenant shall maintain all parking space in the Premises sufficient to comply with applicable zoning laws and other governmental regulations relating to the use then being made of the Premises.

ARTICLE VI

TOWER AND TRANSMISSION FACILITIES

Section 6.1. Signal Transmission and Blanketing. It is the agreement of the parties hereto that, subject to the rights and limitations otherwise set forth in this Lease, Tenant shall develop the Land and occupy and use the Premises for such purposes and in such manner so as (a) not to interfere with the radio signal transmission from the Tower situated on the Adjoining Land and the Transmission Facilities or otherwise interfere with the operation of or damage or disturb the Tower or the Transmission Facilities or substantially adversely affect Landlord’s use of the Adjoining Land for broadcasting purposes; (b) not to violate any law, statute, charter, ordinance, rule, regulation or requirement of any governmental authority, whether federal, state, county, city or municipal or otherwise (including, without limitation, the Federal Communications Commission) relating to the Tower or the Transmission Facilities; and (c) to minimize the signal blanketing problems that could reasonably be anticipated to be experienced within the Premises due to high signal levels in telephone circuits and electronic equipment within the Premises. Consistent with the foregoing, Tenant shall cause any steel and wire in the ceilings of any buildings constructed on the Land to be bonded and tied to the steel and wire in the walls and floors of such buildings. Further, Tenant shall follow (i) the requirements set forth in the letter, dated October 7, 1981 to Radio Station WSB from Landlord’s Engineer, which letter is attached hereto as Exhibit E and incorporated herein, and (ii) any reasonable requirements set forth in any subsequent written communication from Landlord’s Engineer which is delivered to Tenant. Landlord shall have the right to require Tenant, at Tenant’s expense, to take any action which is necessary in order to cause compliance with the provisions of this Section 6.1; provided, however that if such action relates to a matter concerning construction of the Center or the Parking which has previously been approved by Landlord in accordance with Section 4.3 hereof, such action shall be subject to the following matters:

(A) such action shall be at Landlord’s sole cost and expense;

(B) such action shall be limited to such action which is reasonably necessary considering the magnitude of the interference with Landlord’s radio transmission from the Tower and/or the Transmission Facilities and the extent of disruption of Tenant’s use of the Premises; and

(C) such action shall be conducted at such times and in such manner so as to limit any interference with permitted uses of the Premises to the maximum extent possible, considering the circumstances.

Section 6.2. Fencing. Tenant shall, using first-class materials, cause to be installed and maintained between the Land and the Adjoining Land, in a professional and workmanlike manner, fencing at least eight (8) feet high and such other security devices as Landlord deems reasonably necessary or appropriate to prevent unauthorized persons from entering into the Adjoining Land and to protect the Tower and all equipment located thereon or thereabout from damage, sabotage or vandalism.

Section 6.3. Ground System. It is understood by Tenant that it is essential to the proper transmission of radio signals from the Tower and the Transmission Facilities for an adequate ground system to be in place on the Premises at all times. During construction of the Center and the Parking, the ground system shall be maintained in the manner set forth in Section 4.7 hereof, and Tenant shall replace the existing ground system with a new system of copper ground wire radials of a quality equal to or greater than the existing ground system. Thereafter, subject to the provisions of Section 6.7 hereof, the ground system shall be maintained by Tenant in accordance with the plans and specifications approved by Landlord in connection with the construction of the Center and the Parking. In any event, to protect persons on the Premises against electrical injury, Tenant shall cause all steel structures and fences on the Premises to be bonded and shall tie the frame of such structures and fences to the copper ground wire radials.

Section 6.4. Transmission Lines. Prior to commencement of construction of any improvements on the Land, Tenant shall cause to be replaced and buried underground the transmission lines which extend from the existing transmitter building situated on the Land to the Tower, in order to protect persons on the Land from injury and the transmission lines from accidental damage or vandalism.

Section 6.5. Other Necessary Actions. In addition to the constraints specified in this Article VI, Tenant shall comply with such other constraints and take such other actions as Landlord or Landlord’s Engineer deem reasonably necessary to protect Landlord’s Tower and Transmission Facilities from, or to avoid interference with transmission due or related to, Tenant’s development of or other activities on the Land.

Section 6.6. Supervision and Costs. All the work contemplated by this Article VI shall, to the extent deemed reasonably necessary or appropriate by Landlord or Landlord’s Engineer, be performed under the supervision and to the satisfaction of Landlord or Landlord’s Engineer, and all the costs of such work (including the cost of supervision by Landlord’s Engineer), shall be borne by Tenant.

Section 6.7. Landlord’s Right of Entry and Repair. In the event that any part of the guy cables or guy anchors supporting the Tower, any part of the copper ground wire radials referred to in Section 6.3 hereof, any part of the transmission lines referred to in Section 6.4 hereof or any other component related to Landlord’s broadcasting operations from the Tower and Transmission Facilities is situated upon or lies within the Land, then Landlord shall have the right to enter upon the Land at all times, at Landlord’s expense, to maintain, repair or replace such part, including, without limitation, (a) the right to break up the paving of the Parking in order to repair any underground cable systems used in connection with the Tower or the Transmission Facilities and (b) the right to enter into or upon any buildings comprising a part of the Center which serve as support for the guy cables supporting the Tower to repair or replace same. In the event that any damage to such part arises by reason of casualty referred to in Article XI hereof or by reason of an action by Tenant, Tenant shall be obligated to pay or reimburse Landlord for the cost of any reasonably necessary repair or replacement of such part; provided, however, that Tenant shall not be obligated to repair or replace any such part if the damage thereto arises out of negligence on the part of Landlord or the employees, representatives or agents of Landlord or is the result of mere deterioration.

Section 6.8. Existing Transmission Facilities. (a) Tenant hereby acknowledges that Landlord’s existing transmission facilities are located on the Land (said location being more particularly shown on Exhibit F, attached hereto and incorporated herein) and that, following completion of the Transmission Building and the Transmission Facilities, Landlord will need a period of time in which to test the Transmission Facilities and to transfer Landlord’s broadcasting operations from the existing facilities to the new Transmission Facilities. Landlord hereby reserves, until ninety (90) days following such time as construction of the Transmission Building and installation of the Transmission Facilities are completed pursuant to Article IV hereof, unrestricted use of the portion of the Premises on which said existing transmission facilities lie as well as unrestricted access to said existing transmission facilities.

(b) In addition, Tenant shall pay all costs incurred by Landlord in the transfer of its broadcasting operations to the Transmission Building and the installation of the Transmission Facilities, including, without limitation all costs of installing lines to run from the Tower to the Transmission Facilities and of providing all utilities to the Transmission Facilities.

ARTICLE VII

ALTERATIONS AND REPLACEMENTS

Section 7.1. Landlord’s Consent Tenant shall have the right to alter, add to, demolish, or reconstruct the Center and the Parking only if Tenant is not in default under this Lease and, with respect to a “material change,” only if Tenant has obtained the express written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not be required to obtain Landlord’s consent with respect to (a) any alteration or reconstruction of interior subtenant space located in the Center, or (b) alterations or additions other than “material changes”, (including, without limitation, the erection, installation, maintenance and operation on the Premises of such equipment, trade fixtures, fixtures and signs as Tenant may deem advisable). For the purposes of this Article VII, a “material change” shall be an alteration or addition to the Center which (i) will cause a material deviation in the exterior appearance of the Center and Parking from that shown by the final plans for the improvements then on the Premises approved by Landlord pursuant to Article IV hereof, (ii) will materially lessen the quality of material or workmanship of the Center and the Parking, (iii) will violate any term of this Lease, (iv) will cause the value or the income-producing capability of the Center to be significantly less than that shown by said final plans, or (v) will adversely affect the Tower or the Transmission Facilities, including, without limitation, the quality of the signal transmitted thereby. In any event, all such construction, installations, alterations and additions shall be effected in compliance with applicable governmental laws, ordinances and regulations and the requirements set forth in Article VI hereof. Any building and other improvements constructed on the Premises shall be the property of Landlord upon the termination of this Lease; provided, however, that all property (other than fixtures used in or necessary to the operation of the improvements on the Premises) that can be removed without structural injury to any buildings and improvements and trade fixtures shall remain, so long as Tenant is not in default hereunder, the property of Tenant, and Tenant may remove such property so long as Tenant repairs any damage to the Premises caused by such removal.

Section 7.2. Manner of Alterations. With respect to a “material change,” for the purpose of permitting Landlord to satisfy itself that the Premises after the proposed “material change” will comply with the requirements of this Lease, Tenant shall deliver to Landlord architectural plans and specifications of the work at least sixty (60) days before the beginning of such change, alteration or demolition which plans and specifications shall meet the standards set forth in Section 4.3 hereof. Landlord shall have the right to approve or disapprove said plans and specifications as set forth in Section 4.3 hereof to the extent applicable to the portion of said improvements with respect to which action is being taken pursuant to this Article VII. Thereupon, Tenant shall proceed with such change or alteration pursuant to the provisions of Sections 4.3, 4.4, 4.5, 4.6(e), 4.7, 4.8, 4.9, 4.10, 4.13 and 4.14 hereof, to the extent applicable to the portion of said improvements with respect to which action is being taken pursuant to this Article VII.

Section 7.3. No Subordination. In no event shall Landlord be required to subordinate its fee simple interest in the Premises to the lien of any encumbrance placed on the Premises in connection with Tenant’s financing of any such demolition, addition, alteration, or restoration.

ARTICLE VIII

CONDEMNATION

Section 8.1. Definitions. (a) The terms “condemnation,” “any condemnation” or “condemn” shall mean any taking or takings for any public or quasi-public use under any governmental law, ordinance or regulation by any right of eminent domain or by the granting, conveying or private sale pursuant to the threat thereof, at any time or cumulatively from time to time.

(b) The taking of a “substantial portion” of the Premises shall mean the taking of such portion of the Premises as (i) shall render (as determined by agreement of both Landlord and Tenant or, failing agreement on the issue, by arbitration pursuant to Article XVI hereof) the untaken portion of the Premises to be economically or operationally insufficient to support the operation of a shopping center comparable to that operated on the Premises prior to such condemnation or (ii) shall cause the condemned portion of the Land (whether taken in one or in more than one condemnations since the date hereof) to exceed twenty-five percent (25%) of the total area of the Land (as it exists on the date hereof).

Section 8.2. Division of Award. (a) If during the term of this Lease, the Premises, or any portion thereof, are condemned or taken by the United States, the State of Georgia or any subdivision or municipality thereof, or any corporation, public or private, or by any other body having the power of eminent domain, or on behalf of which the power of eminent domain may be exercised, the court in such condemnation proceedings shall be requested to make separate awards to Landlord and Tenant as to their respective interests in the Premises, and Landlord and Tenant agree to request such action by the court. This Section 8.2 (a) shall be construed as superseding any statutory provisions now in force or hereafter enacted concerning condemnation proceedings to the extent permitted by law.

(b) In the event that Landlord and Tenant are unable to obtain separate awards with respect to their respective interests in the Premises, then the single award shall be fairly and equitably apportioned between Landlord and Tenant to reflect their respective interests in the Premises. The portion of the award to be received by Landlord shall be based upon the taking of or injury to the fee simple estate in the Land including the rentals payable hereunder, and there may be taken into consideration the fact that the buildings and other improvements on the Land will belong to Landlord upon the expiration of the term of this Lease. The portion of the award to be received by Tenant shall be based upon the taking and reduction of Tenant’s leasehold estate created by this Lease, the taking of any building and other improvements constructed or placed by Tenant on the Land, loss or interruption of business and the cost of any restoration or repair necessitated by such taking or condemnation. Such values shall be determined as of the time of condemnation by agreement of the parties or by arbitration in the manner set out in Article XVI of this Lease. Landlord and Tenant agree that, in the event they are unable to obtain separate awards, there shall be no settlement of any condemnation award or proceeding without the consent of any leasehold mortgagee, it being understood, however, that any such leasehold mortgagee shall have rights only in Tenant’s portion of the award.

Section 8.3. Condemnation of Less Than a Substantial Portion. If any condemnation of the Premises results in the taking of less than a substantial portion of the Premises or if Tenant does not elect to terminate this Lease following the taking of a substantial portion of the Premises, then this Lease shall continue in full force and effect; provided, however, that Ground Rental shall abate in the proportion that the number of square feet of any building forming a part of the Premises which is taken or is rendered unusable by such taking and which cannot be replaced bears to the number of square feet contained in the entire building or group of buildings forming a part of the Premises immediately prior to such taking. Tenant, with its award and any other necessary funds of Tenant, shall promptly repair and reconstruct any of the Premises damaged or diminished by such condemnation so as to provide buildings and improvements on the land of the same general appearance and quality as prior to such condemnation, unless Tenant obtains Landlord’s consent to the change in use of the Premises pursuant to Article IX hereof, and Tenant shall repair and reconstruct and add to the Parking (if possible) to the extent necessary to provide parking as required by Article V hereof.

Section 8.4. Condemnation of a Substantial Portion. If any condemnation results in the taking of a substantial portion of the Premises, Tenant may terminate this Lease within ninety (90) days following such condemnation. If Tenant does not elect to terminate this Lease, Tenant, with its award and any other necessary funds of Tenant, shall promptly repair and reconstruct any of the Premises damaged or diminished by such condemnation so as to provide buildings and improvements on land of the same general appearance and quality as prior to such condemnation, unless Tenant obtains Landlord’s consent to the change in use of the Premises pursuant to Article IX hereof, and Tenant shall repair and reconstruct and add to the Parking (if possible) to the extent necessary to provide parking as required by Article V hereof. If Tenant so elects to terminate this Lease, then the term hereof shall cease as of the date title is transferred by reason of such proceeding (or sale), and all rentals shall be paid up to the date of termination, and the parties hereto shall thereupon have no further obligation to each other hereunder. In such event, all awards payable to Tenant, as described in Section 8.2 hereof, shall be free from any interest of Landlord pursuant to the terms of this Lease, and all awards payable to Landlord, as described in Section 8.2 shall be free from any interest of Tenant pursuant to the terms of this Lease.

Section 8.5. Tenant’s Award in Trust. Unless Tenant terminates this Lease pursuant to Section 8.4 hereof, all condemnation proceeds payable to Tenant hereunder shall be paid to permits, licenses, easements and other authorizations required by any governmental or other body claiming jurisdiction with respect to any zoning requests or construction work on the Premises, (b) any grants for easements for electric, telephone, gas, water, sewer, drainage, access and such other public and private utilities and facilities as may be reasonably necessary or desirable in the operation of the Premises or any improvements erected thereon, and (c) any requests for easements or other rights, including air rights to be obtained from any governmental entity having jurisdiction over the Premises. Nothing in this Section 9.6, however, shall obligate Landlord to join in any matter referred to herein which matter (i) is not in accordance with the final plans and specifications for the Premises approved by Landlord pursuant to Article IV hereof, (ii) would extend beyond the term of this Lease unless such matter is in accordance with the final plans and specifications for the Premises approved by Landlord pursuant to Article IV hereof, or (iii) would, in the opinion of Landlord’s Engineer, adversely affect the Tower or Transmission Facilities, including, without limitation, the quality of the signal transmitted thereby.

ARTICLE IX

USE

Section 9.1. Shopping Center and Parking. Subject in all events to Article VI hereof, Tenant shall use, operate and manage the premises only as a first-class retail shopping center (including hotel, motel and related purposes and incidental office purposes) and shall utilize the Premises for no other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld; provided, however, that Landlord’s consent shall not be deemed unreasonably withheld if withheld because (a) in the opinion of Landlord’s Engineer, there would be an adverse effect on the Tower or Transmission Facilities, including, without limitation, the quality of the signal transmitted thereby, as a result of such proposed use or (b) Tenant refuses to pay a Ground Rental and/or Percentage Rental, with respect to the use of the part of the premises proposed to be changed, commensurate with current market rate for such proposed use in the Atlanta, Georgia metropolitan area.

Section 9.2. Governmental Requirements. Tenant shall, at Tenant’s own cost and expense, obtain any and all licenses and permits necessary for its construction on, and use of, the Premises. Tenant shall, at its own cost and expense, also comply with all lawful requirements, rules, regulations and ordinances of all legally constituted authorities existing from time to time during the term hereof applicable to the Premises and the use thereof, including, without limitation, all valid governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises; provided, however, that Tenant, in its discretion, shall have the right in good faith to contest any such orders or directives, and Tenants shall not be obligated to comply unless and until such order or directive has been finally determined to be valid and enforceable.

Section 9.3. Abatement and Deleterious Uses. Notwithstanding anything else to the contrary herein, the parties hereto acknowledge that the broadcasting operations of Landlord on the Adjoining Land are of overriding importance to all that is contained herein. If at any time during the term hereof, based on a report by landlord’s Engineer (unless an emergency exists whereupon no regret by Landlord’s Engineer is necessary) determines in good faith that the Premises are being used, or conditions have arisen or been created thereon, in such a way as to adversely affect Landlord’s interest in or use of the Tower of the Transmission Facilities for broadcasting purpose, including, without limitation, the quality of the signal transmitted thereby, or Landlord’s occupancy and quiet enjoyment of the Tower of the Transmission Facilities, then, subject to the other terms and provisions of the Lease, Tenant shall, upon receipt of notice thereof from Landlord, immediately cause such uses to cease and such conditions to be abated or removed at Tenant’s sole cost and expense, unless the conditions giving rise to such interference were caused by Landlord or its agents or employees or such conditions relate to matters caused by the construction of the center of the Parking which had been previously approved by Landlord in accordance with Section 4.3, in which event such remedial action shall be at Landlord’s sole cost and expense. Additionally, id Landlord has given its prior written approval of any specific use being made of the Premises or any specific equipment being used within the Premises, then Landlord shall have no right to require Tenant or any subtenant to cease to use the Premises in such manner.

Section 9.4. Name. Tenant shall not use the name “COX”, the letters “WSB”, the numbers “98” or “750” (or any other call letters or frequency hereafter used by what is now Radio station WSB) or any combination of same in the name of the Center and/or the name which Tenant uses for its business on the Premises.

Section 9.5. No Discrimination. Tenant covenants, by and for itself, its successors and assigns, and all persons claiming under or through it that there shall be no discrimination against or segregation of any person or group of persons, on account of sex, race, color, creed, national origin, or ancestry in the leasing, subleasing, transferring, use or enjoyment of the Premises, nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use of occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises; provided, however, that, in the event Tenant shall violate the provisions of the section 9.5, Landlord’s sole remedies shall be (a) to enjoy Tenant from the continuation or repetition of such violation and (b) to sue Tenant for Landlord’s damages arising out of such violation.

Section 9.6. Permits, Licenses and Easements. Landlord agrees, promptly upon request of Tenant but without cost to landlord to join in (a) any and all applications for permits, licenses, easements and other authorizations required by any governmental or other body claiming jurisdiction with respect to any zoning requests or construction work on the Premises, (b) any grants for easements for electric, telephone, gas, water, sewer, drainage, access and such other public and private utilities and facilities as may reasonably necessary or desirable in the operation of the Premises or any improvements erected thereon, and (c) any requests for easements or other rights, including air rights to be obtained from any governmental entity having jurisdiction over the Premises. Nothing in this Section 9.6, however, shall obligate Landlord to join in any matter referred to herein which matter (i) is not in accordance with the final plans and specifications for the Premises approved by Landlord pursuant to Article IV hereof, (ii) would extend beyond the term of this Lease unless such matter is in accordance with the final plans and specifications for the Premises approved by Landlord pursuant to Article IV hereof, or (iii) would, in the opinion of Landlord’s Engineer, adversely affect the Tower of Transmission Facilities, including, without limitation, the quality of the signal transmitted thereby.

Section 9.7. No Abandonment. Tenant shall in good faith seek to sublease as much of the Center as is possible in order to produce maximum Gross Rental Income from the Premises. In no event shall Tenant abandon the Premises.

ARTICLE X

MAINTENANCE AND REPAIRS

Section 10.1. Tenant’s Obligations. Tenant shall, at all times and at its expense, keep the Premises in good order, condition, and repair. Landlord shall not be required to make any repairs or improvements to the Premises during the term of this Lease or in any manner to supply maintenance for the Premises. If at any time during the term of this Lease, any addition, alteration, change, repair, or other work of any nature, structural or otherwise, shall be required or ordered or become necessary on account of any governmental regulation now in effect or hereafter adopted, passed, or promulgated or on account of any other reason with respect to any improvements hereafter placed on the Premises, Tenant promptly shall make such changes regardless of when the same shall be incurred or become due, and the entire cost thereof shall be the liability of Tenant; and in no event shall the Landlord be called upon to contribute thereto or do or pay for any work of any nature whatsoever on the Premises. All repairs of the Premises required to be made by Tenant hereunder shall be at least equal in quality and class to the original work on the Premises performed by Tenant pursuant to Article IV hereof. Tenant shall perform such maintenance or repair in such a manner as not to interfere with Landlord’s radio signal transmission from the Tower and the Transmission Facilities situated on the Adjoining Land or otherwise interfere with the operation of or damage or disturb the Tower or the Transmission Facilities, and in such a manner as not to otherwise adversely affect Landlord’s interest in or use of the Adjoining Land for broadcasting purposes or Landlord’s occupancy and quiet enjoyment of the Adjoining Land or any portion thereof.

Section 10.2. Landlord’s Rights. In addition to Landlord’s rights under Section 6.7 hereof, Landlord may enter the Premises at reasonable times to inspect the Premises in order to determine whether Tenant is complying with its obligations under this Lease and to take any actions authorized pursuant to this Lease, including but not limited to, Landlord’s self-help remedies contained in Section 15.6, but shall have no obligation to do so. Landlord shall exercise its rights under this

Section 10.2 in such a manner as to limit interference with Tenant’s activities on the Premises to a level as minimal as is reasonably necessary, considering the circumstances.

ARTICLE XI

DAMAGE OR DESTRUCTION

Section 11.1. Tenant’s Obligations. In the event of damage to or destruction of any or all of the improvements constituting a part of the Premises by fire or other casualty, Tenant covenants immediately to notify Landlord of such damage or destruction. Notwithstanding such damage or destruction, this Lease shall continue in full force and effect with no reduction in rentals due hereunder, and Tenant, at Tenant’s expense, shall promptly repair and restore such improvements substantially to their condition immediately prior to the casualty.

Section 11.2. Manner of Repair and Restoration. For the purpose of permitting Landlord to satisfy itself that the repair and restoration of the Premises will comply with the requirements of this Lease, Tenant shall deliver to Landlord architectural plans and specifications of the work no later than ninety (90) days following the date Tenant has obtained all necessary permits for said reconstruction (with Tenant being obligated to apply for such permits promptly after such damage or destruction and to proceed diligently with such application process thereafter), which plans and specifications shall meet the standards set forth in Section 4.3 hereof. Thereupon, Tenant shall diligently proceed with such repair and restoration pursuant to the provisions of Sections 4.3 (except as to the dates set forth therein which for the purposes hereof shall be deemed to be a reasonable time), 4.5, 4.6(e), 4.7, 4.8, 4.10, 4.11, 4.12, 4.13 and 4.14 hereof and shall complete such repair or restoration, subject to postponement by reason of Unavoidable Delay, no later than twelve (12) months following the approval by Landlord of said plans and specifications pursuant to Article IV hereof.

Section 11.3. Failure of Tenant to Repair. In the event Tenant shall fail to complete the repair or restoration of the Premises within one (1) year following approval by Landlord of the final plans and specifications for such repair and restoration, then Tenant shall pay over to Landlord, upon demand from time to time, a sum equal to (i) X divided by 365 multiplied by the number of days from the expiration of such one (1) year period to the date on which Tenant receives a certificate of occupancy for the Premises as restored (excluding subtenant finish work) (the “Delay Period”) multiplied by 1.25, where X= the average annual Percentage Rental paid by Tenant to Landlord for the two (2) calendar years immediately preceding the year in which such damage or destruction occurs, less (ii) the amount of any Percentage Rental actually received by Landlord for the Delay Period. Landlord and Tenant hereby acknowledge that Landlord’s damages as a result of Tenant’s failure to complete such work within such time will be difficult to ascertain and that the aforesaid sum constitutes a reasonable liquidation thereof. Said sum is intended not as a penalty, but as full liquidated damages pursuant to Ga. Code Ann. §20-1402. If, however, Tenant shall fail to complete such repair or restoration work (including failure to complete caused by the inadequacy of insurance proceeds available for such work) prior to thirty (30) months following approval by Landlord of the final plans and specifications for such repair and restoration, such failure shall constitute an event of default as set forth in Article XV hereof. Upon termination by Landlord of this Lease pursuant to a default hereunder, and failure by any Leasehold Mortgagee, as defined in Section 17.1, to exercise its option to enter into a new lease pursuant to Section 17.3, any insurance monies, together with any and all interest or earnings thereon, held by Landlord, Tenant or any Leasehold Mortgagee shall immediately thereupon become the property of Landlord; and Tenant, or any Leasehold Mortgagee, as the case may be, shall immediately pay over to Landlord upon demand any such funds, including said interest, then in its possession, and neither Tenant nor any such Leasehold Mortgagee shall have any further claim whatsoever to said funds, including said interest.

ARTICLE XII

INSURANCE

Section 12.1. Prior to Construction and During the Term. Upon commencement of and at all times during the term hereof, Tenant shall obtain and maintain in effect (or cause to be obtained and maintained in effect):

(a) Comprehensive General Liability insurance (including Premises-Operations Liability, Independent Contractors’ Protective Liability, Contractual Liability [including liability with respect to any indemnification clause in this lease], Completed Operations Liability, Broad Form Property Damage coverage; not excluding “blasting or explosion,” “collapse” or “underground” coverage and also including all three groups of Personal Injury Liability) against claims for personal injury, bodily injury, death or property damage, occurring as the result of the occupancy and use of the Premises or any portion thereof by Tenant, or any Subtenant (as hereafter defined) of a portion of the Premises, or as the result of any activities on the Premises by Tenant or any Subtenant or by the employees, agents or contractors of Tenant or any Subtenant or by the invitees or licensees of Tenant or any Subtenant or by any other person, or as the result of any conditions arising on the Premises or created thereon by any person

(including, without limitation, Landlord or the employees or agents of Landlord), or as the result of ice which has fallen from the Tower or from the guy cables supporting the Tower, which insurance shall be in such amounts as may, from time to time, be reasonable in view of the amounts customarily maintained in connection with development projects substantially similar to the one contemplated hereunder occurring in the area in which the Premises are located, but in no event less than Five Hundred Thousand Dollars ($500,000) per occurrence and per policy year in connection with bodily injury including death, and Five Hundred Thousand Dollars ($500,000) per occurrence and per policy year for damage to property, or One Million Dollars ($1,000,000) combined single limit and in no event less than Five Hundred Thousand Dollars ($500,000) per policy year for personal injuries; and

(b) Excess Liability insurance in such amount as may, from time to time, be reasonable in view of the amount customarily maintained in connection with development projects substantially similar to the one contemplated hereunder occurring in the area in which the Premises are located (with added allowance for the proximity of the Tower to the Premises), but in no event less than Ten Million Dollars ($10,000,000) in respect of personal injury, bodily injury, death and property damage arising out of one occurrence and per policy year.

Section 12.2. During Construction. Upon commencement of construction on the Premises, Tenant shall obtain and maintain in effect (or cause to be obtained and maintained in effect) with respect to improvements constructed on the Premises, until their completion, Builders’ Risk insurance on an “All Risks” basis (excluding the risk of damage to foundations and footings and excluding the perils of earthquake and flood), in an amount equal to the full cost of the improvements constructed on the Premises.

Section 12.3. After Completion of Construction. Except as otherwise expressly provided hereinbelow, after the completion of the construction of any improvements on the Premises, Tenant shall obtain and maintain in effect (or cause to be obtained and maintained in effect) with respect to such improvements, until the expiration of the term hereof:

(a) Fire, Extended Coverage and Vandalism insurance (excluding the risk of damage to foundations and footings) in an amount equal to the then full replacement cost of such improvements;

(b) Prior to the installation in such improvements and operation of any steam boilers and steam piping, Boiler Insurance with respect thereto in such amount in respect of any one accident as may, from time to time, be reasonable in view of the amount customarily maintained in connection with development projects substantially similar to the one contemplated hereunder, occurring in the area in which the Premises are located, but in no event less than Five Hundred Thousand Dollars ($500,000); and

(c) During any period in which Tenant or any Subtenant conducts or permits activities or brings, operates or permits equipment on or about the Premises involving unusual hazards, such unusual hazard insurance as may be reasonably sufficient to cover the risks incidental to such hazards; provided, however, that Landlord’s demand for unusual hazard insurance shall not constitute a waiver of Landlord’s right, if Landlord would otherwise have such right, to demand the removal, cessation or abatement of such hazards.

Section 12.4. Form. All insurance policies maintained by Tenant hereunder shall be with insurance carriers which have, according to the most current Best’s Insurance Reports, a general rating of at least “A” and a financial rating of at least Class 15, and all such policies shall name Landlord (including any holder of a mortgage or deed to secure debt encumbering Landlord’s interest in the Land and the Adjoining Land) and Tenant as insured as their respective interests may appear. Also, all such policies shall provide that no cancellation or nonrenewal of such policies shall be effective until at least thirty (30) days after receipt of notice thereof by Landlord and by any holder of a mortgage or deed to secure debt encumbering Landlord’s interest in the Land and the Adjoining Land. Further, Tenant shall use its best efforts to obtain policies which provide (except for a loss under liability policies) that Landlord and Tenant shall participate in the adjustment of claims. Prior to the time that such policies are required to be effective hereunder, and thereafter not less than ten (10) days prior to the expiration dates of the expiring policies required hereunder, Tenant shall deliver to Landlord, in a form reasonably satisfactory to Landlord, originals or certified copies of the policies or renewal policies, or certificates of insurance with respect to such policies, or binders, as the case may be, required by this Lease.

Section 12.5. Waivers of Subrogation. Tenant shall use its best efforts to obtain from each of the insurers under all policies of insurance required hereunder a waiver of all rights of subrogation which the insurers under such policies might otherwise have against Landlord, said waiver to be in writing and for the express benefit of Landlord.

Section 12.6. Effect of Compliance. In no event shall compliance by Tenant with Sections 12.1 through 12.5 hereof release Tenant from any other obligations of Tenant under this Lease or be construed as giving Tenant or employees or agents of Tenant the right to engage in, permit or suffer any activity or conduct otherwise prohibited by this Lease.

Section 12.7. Blanket Policies of Insurance. All insurance policies maintained by Tenant hereunder may at any time during the term hereof be under blanket policies of insurance covering liabilities and properties other than those specified herein and covering insured’s other than Tenant and Landlord, provided such policies otherwise comply with all the provisions of this Article XII.

Section 12.8. Index of Amounts. The amounts of liability and excess liability insurance required to be maintained by Tenant pursuant to this Article XII shall be increased at the beginning of each Rental Year hereunder following the first Rental Year hereunder by multiplying the required amounts in effect on the date hereof by an amount equal to the “CPI” at the time of such adjustment, divided by the “CPI” in effect on the date hereof. The term “CPI” as used herein shall mean “Consumer Price Index, U.S. City Average, All Items (1967 = 100)” issued by the U.S. Bureau of Labor Statistics; if the Consumer Price Index published by the U.S. Bureau of Labor Statistics is discontinued, then the Consumer Price Index published by the U.S. Department of Commerce shall be used; and if the U.S. Department of Commerce Index is discontinued, then Landlord and Tenant shall, in good faith, agree on a suitable substitute.

Section 12.9. Insurance Proceeds. Landlord (including any holder of a mortgage or deed to secure debt encumbering Landlord’s interest in the Land and the Adjoining Land), Tenant and, at the request of Tenant, any Leasehold Mortgagee, as defined in Article XVII hereof, shall be insured, as their respective interests may appear, under any policy or policies of insurance required to be obtained and maintained by Tenant in accordance with this Article XII. Except as provided in Section 11.3 hereof, the proceeds of any such insurance shall be payable to Landlord, as trustee for the benefit of Landlord and Tenant, or, if required by the provisions of any deed to secure debt encumbering the Premises pursuant to Article XVII hereof, to such Leasehold Mortgage as trustee for the benefit of Landlord and Tenant. Such funds shall be held in trust for the purpose of defraying the cost of rebuilding or repairing, as the case may be, the portion of the Premises so damaged or destroyed. Upon completion of such rebuilding or repair of the Premises so damaged or destroyed, any unexpended funds received from such trustee, including any interest thereon, shall inure to and become the property of Tenant, provided that no default exists hereunder; provided, further, that the unexpended funds going to Tenant pursuant to this Section shall constitute “gross proceeds” under Section 3.2(b) hereof.

Section 12.10. Obligation of Tenant to Restore. Except as provided in Section 11.3 hereof, all insurance monies resulting from a loss of or damage to the Premises are to be security for the obligation of Tenant to repair and restore the Premises, will be held in trust for such purpose and, in the event of a default hereunder by Tenant and failure of any Leasehold Mortgagee, as defined in Article XVII hereof, to exercise its right to cure such event of default, Landlord shall be entitled to an immediate payment of the insurance monies from the insurance company or any party holding the insurance proceeds as trustee or otherwise.

Section 12.11. Holding of Funds in Trust. Wherever in this Lease Landlord or the holder of any mortgage, deed to secure debt or other security instrument is required to hold funds in trust, the following provisions shall apply:

(a) Such holder (hereinafter referred to as the “Trustee”) shall hold such funds in commercial paper investments, U.S. government securities, certificates of deposit or other interest-bearing investments or accounts.

(b) In performing any of its duties hereunder, the Trustee shall not incur any liability to any one for any damages, losses or expenses, except for willful default or breach of trust, nor shall it incur any such liability with respect (i) to any action taken or omitted in good faith upon advice of its counsel or counsel for Landlord or Tenant given with respect to any questions relating to the duties and responsibilities of the Trustee under this Lease, or (ii) to any action taken or omitted in reliance upon any instrument, including but not limited to any written notice or instruction provided for in this Lease, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained herein, which the Trustee shall in good faith believe to be genuine and to have been signed or presented by a proper person or persons.

(c) Landlord and Tenant hereby agree to indemnify and hold harmless the Trustee against any and all losses, claims, damages, liabilities and expenses, both ordinary and extraordinary, including costs of investigation and counsel fees and disbursements, which may be imposed upon or incurred by the Trustee in connection with its activities as Trustee hereunder, including, without limitation, any litigation or other proceeding arising from this Lease or involving the subject matter hereof, and the Trustee may withhold from any funds held by it hereunder any amounts for which indemnity is agreed hereunder.

(d) In the event of a dispute between any of the parties hereto, the Trustee shall be entitled to tender into the registry or custody of the Superior Court of DeKalb County, Georgia, all or any portion of the funds held by it in trust pursuant to this Lease, together with such pleadings as it deems appropriate, and shall thereupon be discharged from all further duties and liabilities under this Lease with respect to such funds.

(e) In no event shall the Trustee be responsible for failure to collect insurance proceeds or any other proceeds which it must hold in trust under this Lease.

(f) Subject to Section 12.11(c) hereof, the Trustee shall disburse funds upon the written request of any person authorized by Tenant and Landlord.

ARTICLE XIII

INDEMNIFICATION

Tenant agrees to indemnify, hold harmless and defend Landlord from and against any and all demands, claims and causes of actions for injury to person, loss of life, damage to or loss of use of property (including, without limitation, the Adjoining Land or the Land or any portion thereof), from and against any and all penalties, fines and prosecutions, and from and against any and all suits for abatement of any public or private nuisance, as well as any costs or expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with any such demand, claim, cause of action, penalty, fine, prosecution and suit (hereinafter collectively referred to as any “Demands”), whether or not asserted during or after the term hereof, occurring as the result of the occupancy and use of the Premises or any portion thereof by Tenant or any Subtenant, or as the result of any activities on the Premises by Tenant or any Subtenant or by the employees, representatives, agents or independent contractors of Tenant or any Subtenant or by the invitees or licensees of Tenant or any Subtenant or by any other person, or as the result of actions by Landlord or employees, representatives or agents of Landlord which are made necessary due to any interference with the operation of the Tower of the Transmission Facilities or due to damage or disturbance to the same arising out of or in connection with Tenant’s development of the Land, or as the result of any conditions arising on the Premises due to any of the foregoing activities or actions, or as the result of any failure by Tenant to perform or comply with any of the terms and conditions contained in this Lease or to comply with any applicable law, statute, charter, ordinance, rule, regulation or requirement of any governmental authority, whether federal, state, county, city or municipal or otherwise with respect to the use or occupancy of or activities, actions or conditions on the Premises, or as the result of the entry by Tenant or any Subtenant or by the employees, representatives, agents or independent contractors of Tenant or any Subtenant or by the invitees or licensees of Tenant or any Subtenant upon the Adjoining Land from the Premises or any portion thereof (unless at the invitation of Landlord) arising out of or in connection with Tenant’s development of the Land; provided, however, that Tenant shall not be obligated to indemnify; hold harmless and defend Landlord against any Demand arising out of an intentional tort or negligence on the part of Landlord or the employees, representatives or agents of Landlord. Landlord shall, within fifteen (15) days after Landlord becomes aware of any Demand, give Tenant written notice thereof. In the event that Landlord fails, within such period of time, to give Tenant such notice, such failure shall be deemed to be only a release by Landlord of those obligations of Tenant hereunder which could have reasonably been avoided had such notice been duly given. In the event that Tenant fails to promptly and diligently defend any Demand, Landlord shall be entitled, but not obligated, to assume the entire defense thereof, and Tenant shall be liable for all reasonable expenses incurred by Landlord in connection with said defense (including, without limitation, reasonable attorneys’ fees). Tenant further agrees to repair any damage to the Premises or any portion thereof, arising out of any of the causes described above in this Article XIII; provided, however, that Landlord shall pay or reimburse Tenant for the cost of repairing any such damage arising out of an intentional tort or negligence on the part of Landlord or the employees, representatives or agents of Landlord.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING

Section 14.1. Permitted Subleases. (a) Tenant shall have the right, at any time during the term hereof, to sublet any portion of the Premises to subtenants or permit any portion of the Premises to be occupied or used by licensees or concessionaires (herein such sublessees, licensees or concessionaires are collectively referred to as “Subtenants”). For purposes hereof, a Subtenant shall be deemed to include a subtenant of part (but not all) of the Land for the purpose of constructing a free-standing building on a portion of the Land, such subtenant being hereinafter referred to as a “Freestanding Subtenant;” provided, however, that the right of Tenant to sublet to a Freestanding Tenant shall be subject to the provisions of Section 14.3 hereof, except for the first sentence thereof.

(b) If an event of default, as defined in this Lease, shall occur while the Premises or any part thereof be subleased, Landlord in addition to any other remedies herein provided or provided by law, shall have the right (while such event of default remains uncured) to collect directly from any and all Subtenants all rents becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such Subtenant shall be construed to constitute a novation or release of Tenant from the further performance of any of Tenant’s obligations hereunder. It is understood and agreed, however, that the provisions of this Article XIV and the provisions of Section 15.5 hereof notwithstanding, if this Lease is terminated prior to the expiration date hereof provided in Section 1.3, any permitted sublease then in existence of space in excess of 5,000 square feet or with a term in excess of ten(10) years or with respect to which such Subtenant has expended in excess of $50.00 per square foot for subtenant improvements shall continue as if said Subtenant had entered into a Lease or operating agreement with the Landlord on the same terms and conditions as those contained in said Subtenant’s agreement with Tenant, provided only that such Subtenent(s) attorn to Landlord.

Section 14.2. Tenant’s Covenants with Respect to Subleases. Tenant hereby agrees that all subleases shall be subject to the terms and conditions of this Lease to the extent applicable to such subleased space, including, without limitation, the provisions of Article IV (except all of Section 4.6 other than Section 4.6(e) and the provisions of Article VI hereof. Tenant further agrees that Tenant shall not collect more than one (1) month’s rent in advance under any sublease, not including any security deposit.

Section 14.3. Assignment by Tenant. (a) Subject to Section 14.3(b) hereof and Tenant’s right to sublet a portion of the Premises to a Freestanding Tenant, Tenant shall not have any right to assign its interest in this Lease or the Premises prior to completion of the development contemplated by Article IV hereof, except for an assignment to a leasehold mortgagee as security for its loan. At any time after such completion, however, in addition to Tenant’s right to assign as security its interest in this Lease or the Premises or any portion thereof under Section 17.1 hereof, Tenant shall have the right otherwise to assign all of such interest, if Tenant obtains Landlord’s prior written approval thereof, which approval shall not be unreasonably withheld. Such assignment shall be reasonable if (a) Landlord is reasonably satisfied that such assignee has sufficient financial capacity and management expertise to enable it to comply with each and every obligation of Tenant hereunder and (b) such assignee of Tenant assumes all of Tenant’s obligations hereunder; provided, however that Landlord may disapprove any prospective assignee whose contemplated uses of the Premises would not, in the good faith determination of Landlord or Landlord’s Engineer, meet the requirements and conditions set forth in Articles VI and IX hereof; provided further that, notwithstanding any such assignment, Tenant shall not be released from its liability, if any, for the obligations of the Tenant hereunder.

(b) Landlord’s consent to an assignment of Tenant’s interest hereunder shall not be necessary if the assignment is to a partnership or other entity in which Tenant or the principals of Tenant retain an ownership interest (determined without regard to income, loss or cash preferences acquired by other owners) of at least fifty percent (50%).

Section 14.4. Assignment by Landlord. Landlord shall have the right, at all times during the term hereof, to hypothecate, encumber or assign (as security or otherwise) its interests in the Premises and the Adjoining Land or any portion thereof; provided, however, that Landlord shall not encumber any such interest unless the holder of such encumbrance agrees to accept such assignment or encumbrance subject to Landlord’s obligations under this Lease and agrees to recognize Tenant’s right, title and interest in the Premises. If Landlord assigns its interest hereunder (other than as security) to any assignee who does not propose to use the Adjoining Land for broadcasting purposes, such assignment shall terminate Landlord’s rights set forth in Article VI and Section 9.3 hereof.

ARTICLE XV

DEFAULT – FORFEITURE – TERMINATION

Section 15.1. Equitable Relief. This lease is granted on the condition that, if an event of default, as defined in Section 15.2, shall occur and if a default shall thereafter occur in accordance with the terms and provisions hereof, this Lease may be terminated by Landlord as hereinafter provided in Section 15.4 hereof, and Landlord may, in addition to any other remedies at law or in equity provided elsewhere in this Lease, enjoin Tenant from the continuation or repetition of any such event of default.

Section 15.2. Event of Default. (a) There shall be an event of default as herein defined if and when

(i) there shall have been a failure by Tenant to pay Ground Rental or Percentage Rental to Landlord pursuant to the terms hereof;

(ii) there shall have been a failure by Tenant to pay as required herein any item of additional rent; or

(iii) Tenant shall fail to keep, observe, perform, carry out and execute in every particular the covenants, agreements, obligations and conditions set out in this Lease.

(b) Before a default shall ripen from or out of any of the foregoing events of default, Tenant and any Leasehold Mortgagee shall have been given:

(i) A notice in writing of the failure to pay, when due, any amounts due hereunder at least ten (10) days in advance of the effective date of a default; or

(ii) A notice in writing of any other event of default hereunder, setting forth the manner in which such event of default may be cured, at least thirty (30) days in advance of the effective date of a default; provided, however, if the event of default cannot be cured within said thirty (30) day period, such event of default shall not ripen into a default hereunder if Tenant commences to cure said event within said thirty (30) day period and diligently proceeds to cure such event within a reasonable time thereafter.

(c) The acceptance of rent or other performance while such default exists shall not constitute a waiver of Landlord’s right to terminate pursuant to Section 15.4 hereof as to any subsequent failure to so observe or perform the obligations of Tenant hereunder.

Section 15.3. Cure by Leasehold Mortgagee. Notwithstanding anything else herein, if an event of default shall have occurred, in addition to any Leasehold Mortgagee’s rights under Section 17.3 hereof, the Leasehold Mortgagee shall have the right to cure such event of default on behalf of Tenant prior to the time that Landlord has terminated this Lease pursuant to Section 15.4 hereof and any such party electing so to cure shall give Landlord immediate written notice of its intent so to cure.

Section 15.4. Landlord’s Rights Upon Default. A default as defined in Section 15.2 of this Lease having occurred, then and in any such event Landlord shall have the right, at its election, to pursue either of the following remedies, but not before five (5) days following the giving of an additional notice to Tenant:

(a) As Tenant’s legal representative, without terminating this Lease, to enter upon, take possession of and rent the Premises at the best price obtainable by reasonable effort without advertisement and by private negotiations and for any term and on such conditions as Landlord deems proper. Upon each such reletting, all rentals received by Landlord shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any loss and expense of such reletting, including brokerage fees and attorneys fees and costs of any alterations or repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

(b) To terminate this Lease by written notice which notice shall state the date as of which this Lease is thereby terminated, which date shall not be earlier than the date of such notice, and to enter into and upon the Premises and take possession of the same, and the Landlord may hold and retain the said Premises as of its first or former estate. The election by Landlord to pursue the remedy set forth in Section 15.4(a) above shall in no way preclude Landlord from thereafter exercising its right to terminate this Lease pursuant to this Section 15.4(b).

Section 15.5. Effect of Termination. Except as provided in Section 14.1(b) hereof, upon the termination of this Lease by Landlord pursuant to Sections 11.4 or 15.4 hereof, all rights of the Tenant, and of all persons whomsoever claiming by through or under Tenant, whether by grant, assignment, deed to secure debt, mortgage, deed of trust, sublease, foreclosure proceedings or other conveyance or encumbrance, to the Premises, and any fixtures attached thereto, shall eoinstanti, wholly cease and terminate, except as provided in Article XVII hereof; and the Premises, and any improvements and fixtures attached thereto shall thence-forward constitute and belong to and be the absolute property of the Landlord, the Landlord’s successors or assigns, without further act or conveyance, and without liability to make compensation to the Tenant or to anyone whatever, and free and discharged from this Lease and all and every lien, encumbrance and charge of any character created or attempted to be created by the Tenant at any time. It is further expressly understood and agreed that upon termination of this Lease by Landlord pursuant to Section 15.4 hereof, the rights of Tenant, or any affiliate, joint venturer, partner, or shareholder thereof, to any fee, commission or similar compensation for the procurement of any sublease of all or part of the Premises shall wholly cease and terminate, and Landlord shall be released and relieved from any further liability whatsoever therefor.

Section 15.6. Performance of Tenant’s Obligations By Landlord. (a) In addition to Landlord’s rights pursuant to Section 6.7 hereof, if Tenant fails to perform any covenant or agreement contained in this Lease, Landlord may, in addition to any other remedies at law or in equity or elsewhere in this Lease provided, immediately or at any time thereafter upon ten (10) days prior written notice to Tenant perform the same for the account of Tenant. If Landlord does so and thereby incurs expense or liability or pays out money or if Landlord should be compelled to pay any monies, penalties, fines or damages or incurs any liability because of any default on Tenant’s part, then and in any or either of such events the monies, penalties, fines or damages so paid and the expenses and liabilities so incurred shall constitute additional rent due hereunder, for the purpose of this Article XV. Tenant agrees that neither the Landlord nor any person acting on its behalf shall be liable for any loss or damage resulting to Tenant by the exercise of the rights granted under this Section 15.6.

(b) If Landlord under any provisions of this Lease exercises any option or right conferred upon it to expend monies or incur expenses or liabilities and such monies and expenses or the cost of discharging such liabilities are under the provisions of this Lease to be paid by or charged against the Tenant, such monies and expenses and costs incurred shall also constitute additional rent due hereunder, for the purposes of this Article XV.

(c) If Landlord reasonably expends any money for attorneys’ fees, costs and expenses in any proceedings growing out of or occasioned by a default of Tenant under the provisions of this Lease, such money so expended shall also constitute additional rent due hereunder, for the purposes of this Article XV.

ARTICLE XVI

ARBITRATION

If the parties are unable to agree on any matter which, in accordance with the terms of this Lease, is to be settled by arbitration, then such arbitration proceeding shall be conducted in the following manner:

(a) A party shall notify the other in writing of the exact matter in dispute and of the name of the arbitrator appointed by the party giving such notice. Within fifteen (15) days after receipt of such notice, the party so receiving it shall, in writing, notify the other party of an arbitrator appointed by it. Within thirty (30) days after the appointment of the second arbitrator, the arbitrators so appointed shall determine the matter in dispute or, failing so to do, shall jointly appoint a third arbitrator. If the two arbitrators are unable to determine the matter in dispute or agree upon a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then both parties or either of them shall immediately, by petition of the Senior Judge of the Superior Court of DeKalb County, Georgia, request the appointment of five (5) persons, each of whom shall be qualified to serve as a third arbitrator, and none of whom shall have any interest in or be in any way affiliated with or related to either party as a stockholder, officer, employee, or agent of any party or a relative of any such person. From the five (5) persons thus appointed, Landlord and Tenant shall, within fifteen (15) days after such appointment, alternately strike two names each, Tenant striking one first. The remaining person shall act as the third arbitrator. If either party shall fail or refuse to appoint an arbitrator within the time provided, then the other party shall be entitled to appoint an arbitrator for such party failing or refusing to appoint an arbitrator, and any arbitrator so appointed shall be considered as having been appointed by the party so failing or refusing to appoint an arbitrator. If either party shall fail or refuse within the time provided to strike from the list of the five (5) persons appointed by the court as set forth above, the other party shall proceed to select the third arbitrator from said list.

(b) After a third arbitrator has been appointed as provided above, the arbitrators shall hold such meetings as any party may reasonably request and, at such meetings, hear and consider any evidence which a party desires to present. Within thirty (30) days after the appointment of the third arbitrator, the arbitrators shall make their determinations.

(c) All determinations made by the arbitrators shall be in writing, signed by at least two arbitrators and shall be a condition precedent to the institution of legal proceedings in a court of law by either party.

(d) Each party shall pay the fees and expenses of the arbitrator appointed by it. The fees and expenses of the third arbitrator shall be divided equally between Landlord and Tenant.

ARTICLE XVII

LEASEHOLD MORTGAGE

Section 17.1. Right to Encumber. (a) Tenant shall have the right during the term hereof to encumber by deed to secure debt, mortgage, deed of trust, or other instrument in the nature thereof as security for any debt, all of Tenant’s right, title and interest hereunder in all respects, however, subordinate and inferior to Landlord’s rights, title, privileges, liens, and interest as provided in this Lease; provided, however, that said deed to secure debt, mortgage, deed of trust or other instrument in the nature thereof shall contain a clause or clauses to the effect that it conveys to the mortgagee, trustee or grantee (herein referred to as “Leasehold Mortgagee”) as the case may be, and to the holder of any security issued thereunder, no rights in the Premises greater than or extending beyond the rights of Tenant under this Lease, and that such deed to secure debt, mortgage, deed of trust or other instrument in the nature thereof shall be subject to all and each of the rights of Landlord herein and to all and each of the conditions, covenants, agreements, and obligations contained in this Lease.

(b) Landlord and Tenant recognize that certain minor changes in the language of this Lease may be requested by such Leasehold Mortgagee, and Landlord agrees to cooperate with Tenant in any negotiations with such Leasehold Mortgagee and to make such changes hereto which Landlord considers in good faith not to be harmful or disadvantageous to its interests hereunder.

Section 17.2. Notice to Landlord. If at any time, and from time to time after the execution and recording in the Office of the Clerk of Superior Court of DeKalb County, Georgia, of any such deed to secure debt, mortgage, deed of trust, or other instrument in the nature thereof encumbering Tenant’s rights, title and interest hereunder, the Leasehold Mortgagee shall notify the Landlord in writing that such deed to secure debt, mortgage, deed of trust of other instrument in the nature thereof has been given and executed by the Tenant and shall at the same time furnish the Landlord with the address to which it desires copies of notices to be mailed, Landlord hereby agrees that it will mail to such party at the address so given a duplicate copy of any and all notices in writing which the Landlord may, from time to time, give or serve upon the Tenant under the terms of this Lease. It is understood and agreed that no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been duly given to the holder of any leasehold mortgage as provided above. So long as there exists any unpaid loan secured by a leasehold mortgage encumbering all or any part of the Premises but in all events subject to Landlord’s rights under Article XV hereof, Landlord hereby agrees that Landlord will not accept a surrender of the Premises or a cancellation of this Lease from Tenant prior to the expiration or the termination of this Lease, without the written consent of the holder of such loan and leasehold mortgage. Additionally, no Leasehold Mortgagee shall become personally liable to perform the obligations of Tenant hereunder. In the event a Leasehold Mortgagee succeeds by foreclosure or deed in lieu of foreclosure to Tenant’s interest in this Lease, said Leasehold Mortgagee shall have the right to assign its interest hereunder without the restrictions set forth in Section 14.3 hereof, and in the event of said assignment, it shall have no continuing liability hereunder.

Section 17.3. Right of Leasehold Mortgagee to Cure. To the extent that Tenant may grant the right to any such Leasehold Mortgagee, such Leasehold Mortgagee may, at its option at any time before this Lease shall have been terminated, pay any amount or do any act or thing required of the Tenant by the terms of this Lease; and all payments so made and all acts or things so done and performed by any such mortgagee shall be as effective to prevent a forfeiture of the rights of the Tenant hereunder as if done or performed by Tenant instead of by such Leasehold Mortgagee. Such Leasehold Mortgagee may, in addition, at its option, to the extent Tenant may grant the right, enter into a new lease with Landlord; provided, however, that Landlord shall receive written notice of the exercise of the aforesaid option within thirty (30) days from the termination of this Lease pursuant to a default hereunder. In order for such written notice to remain effective such Leasehold Mortgagee shall pay to Landlord all amounts accrued and then due and owing to Landlord under this Lease, but for such termination, together with the reasonable expenses incurred by Landlord in terminating this Lease, plus Monthly Ground Rental next coming due, within ten (10) days of receipt by such Mortgagee of written notice from Landlord of amounts payable as aforesaid; provided, however, that any payments required of Leasehold Mortgagee in connection with said new lease shall be reduced by net income collected by Landlord during the period for which it is entitled to collect rental income directly from Subtenants. In the event any Leasehold Mortgagee exercises such option then such Mortgagee and Landlord shall thereupon have the obligation to enter into such new lease within thirty (30) days after the date on which notice of exercise is received by Landlord. Such Leasehold Mortgagee shall reimburse Landlord for all expenses, including reasonable attorneys’ fees actually incurred in connection with the execution of such new lease. Such new lease shall be effective as of the date of termination of this Lease, shall be for a term corresponding with the remainder of the initial term hereunder, and shall be for the same Ground Rental and Percentage Rental and upon the same covenants, agreements, terms, conditions, provisions and limitations as this Lease, and shall in all respects be identical to this Lease except for the date thereof, the commencement of the initial term thereunder and the designation of the parties thereto. Any Leasehold Mortgagee entering into such new lease, as lessee thereunder, shall thereupon acquire all of the rights and assume all of the obligations hereunder of Tenant. Upon the execution and delivery of any such new lease in accordance with the provisions hereof, any and all subleases which theretofore may have been assigned and transferred to Landlord as a result of the termination of this Lease shall thereupon be assigned and transferred without recourse by Landlord to the Tenant under such new lease.

ARTICLE XVIII

TITLE TO IMPROVEMENTS

Section 18.1. During the Term. Notwithstanding any other provisions of this Lease, the Center, the Parking and all other improvements erected on the Premises and all alterations, additions, equipment and fixtures built, made, or installed by Tenant in, on, under, or to the Center and the Parking or elsewhere on the Premises shall be the sole property of Tenant (except for any auxiliary part of the Tower located on the Land) until the expiration or other termination of the term hereof for any reason whatsoever.

Section 18.2. Following the Term. (a) The Center, the Parking and all of said other improvements and all of said alterations, additions, equipment, and fixtures (including, without limitation, such items as air conditioning equipment, boilers, furnaces, ducts, elevators escalators, and lighting fixtures) shall be deemed to be and shall automatically become the property of Landlord, without cost or charge to Landlord, upon the expiration or other termination of the term hereof for any reason whatsoever.

(b) Tenant may, at any time prior to the expiration or other termination of this Lease and if not in default hereunder, remove from the Premises any and all equipment or fixtures which Tenant has furnished or installed, provided that Tenant shall repair any damage to the Premises caused by the removal of such fixtures or equipment and provided further that Tenant shall not remove any such equipment or fixtures (such as air conditioning equipment, boilers, furnaces, ducts, elevators, escalators, and lighting fixtures) which are necessary to the operation of the Center.

ARTICLE XIX

SURRENDER OF PREMISES

Tenant shall, on or before the last day of the term hereof or on the sooner termination hereof, peaceably and quietly leave, surrender, and yield up unto Landlord the Premises together with all alterations, additions, improvements, equipment, and fixtures (including air conditioning equipment, boilers, furnaces, ducts, elevators, escalators, and lighting fixtures) which may on that day be in or on the Premises, in good order and repair, ordinary wear and tear, obsolescence and acts of God, excepted. All such operating equipment, computers, moveable machinery, and other personal property shall be removed by Tenant on or before the last day of the term hereof, and all such property not so removed by Tenant shall be deemed abandoned by Tenant and conveyed to Landlord.

ARTICLE XX

ESTOPPEL CERTIFICATES

Landlord and Tenant agree that any time and from time to time upon not less than twenty (20) days’ prior written notice by the other or upon request from any Leasehold Mortgagee, Landlord or Tenant will execute, acknowledge, and deliver to the other or to such Leasehold Mortgagee a statement in writing certifying (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, with such modifications being identified); (b) the date to which the rental and other charges have been paid; and (c) that, so far as the certifier knows, if such be the case, there is no default, set-off, defense or other claim against Landlord (or if so, specify the nature of same ) under the provisions of this Lease. It is intended that any such statement may be relied upon by any person proposing to acquire Landlord’s, Tenant ‘s or Leasehold Mortgagee’s interest, as the case may be, in this Lease or any prospective mortgagee or assignee of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof upon such interest.

ARTICLE XXI

MISCELLANEOUS

Section 21.1. Notices. All notices required or permitted to be given to Landlord hereunder shall conspicuously bear the legend “NOTICE UNDER COX-CROW GROUND LEASE” on the notice itself and on the envelope containing the notice, and shall, until contrary instructions are given to Tenant in writing, be effectively given to Landlord when delivered by hand or mailed by registered or certified mail, return receipt requested, to Landlord, 1601 West Peachtree Street Road, N.E., Atlanta, Georgia 30309, Attention: Michael J. Faherty, with copies to each of the Executive Vice President and the Secretary of Landlord. All notices required or permitted to be given to Tenant hereunder shall conspicuously bear the legend

“NOTICE UNDER COX-CROW GROUND LEASE” on the notice itself and on the envelope containing the notice, and shall, until contrary instructions are given to Landlord in writing, be effectively given when mailed by registered or certified mail, return receipt requested, to Tenant, 100 Galleria Parkway, N.W. Suite 1000, Atlanta, Georgia 30339, Attention: Allen K. Meredith.

Section 21.2. Time of Essence. Time is of the essence of this Lease.

Section 21.3. No Waste. Tenant will neither commit nor permit waste upon the Premises, except as hereinabove expressly permitted.

Section 21.4. Holding Over. If Tenant remains in possession after the expiration of the term of this Lease without any written agreement of the parties, there shall be no renewal of this lease by operation of law, and Tenant shall be deemed to occupy the Premises as a tenant at sufferance that is terminable upon one day’s notice from Landlord. In said event, Tenant shall pay a rental at a rate equal to double the sum of the Ground Rental plus double the average annual Percentage Rental paid by Tenant during the final three (3) years of the term of this Lease.

Section 21.5. Waiver. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

Section 21.6. Severability. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby; and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 21.7. Rights Cumulative. All rights, powers and privileges conferred herein upon the parties shall be cumulative but not restrictive to those given by law.

Section 21.8. Entire Agreement. This lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

Section 21.9. Successors and Assigns. The terms of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors, and assigns.

Section 21.10. Governing Law. This lease shall be governed by the laws of the State of Georgia.

Section 21.11. Counterparts. This lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

Section 21.12. Relationship of Parties. No relationship exists between Landlord and Tenant other than landlord and tenant, and the parties hereto expressly declare that, in connection with the activities and operations contemplated by this Lease, they are neither partners or joint venturers, nor does a debtor-creditor, principal-agent or any other relationship, except as aforesaid, exist between them.

Section 21.13. Personal Liability of Tenant. Anything herein to the contrary notwithstanding, Tenant or Tenant’s heirs, legal representatives, successors or assigns shall be personally liable and Landlord shall have the right to seek a personal judgment against said parties only as to rent or other obligations of Tenant occurring prior to the fifth (5th) anniversary of the date of substantial completion of the construction of the Center and Parking, with substantial completion being evidenced by a certificate of occupancy for the Premises (excluding the subtenant finish work) issued with respect to the Premises by an appropriate governmental entity. After the fifth (5th) anniversary of such date of substantial completion, any claim, demand or course of action by Landlord against Tenant resulting from Tenant’s failure to comply with the terms and conditions of this lease shall be enforceable solely against Tenant’s interest in the Premises and in this lease, it being intended that no other assets or property of Tenant shall be subject to levy or sale, or otherwise be subject to any judgment, liability or decree, based upon any claim, demand or course of action above-described.

Section 21.14. Non-Merger. There shall be no merger of this Lease, or of the leasehold estate created hereby, with a fee estate in and to the Premises by reason of the fact that this Lease, or the leasehold estate created thereby, or any interest in either such estate, may be held directly or indirectly by or for the account of any person who shall own the fee estate in and to the Premises or any portion thereof, and no such merger shall occur unless and until all persons at the time having an interest in this Lease or the leasehold estate, including any leasehold mortgagees and the holder of any mortgage upon the fee estate in and to the Premises, shall join in a written instrument effecting such merger.

Section 21.15. Sale by Landlord. At such time as Landlord may wish to sell its interest in the Land or the Adjoining Land, Landlord agrees to notify Tenant of its desire or intention to do so, and Tenant may submit a proposal to Landlord with respect to Tenant’s purchase of the Land or the Adjoining Land which proposal Landlord may accept or reject.

Section 21.16. Memorandum of Lease. Each of the parties hereto agrees that it will promptly execute in form appropriate for recording and will cause to be recorded a short form memorandum of the Ground Lease Agreement satisfactory in form and substance and in manner of recordation to the other party.

IN WITNESS WHEREOF, Landlord, acting by and through its duly authorized officers, has caused these presents to be executed and its corporate seal to be hereunto affixed, and Tenant, acting by and through its duly authorized general partners, has hereunto set its hand and affixed its seal on the day, month, and year first above written.

LANDLORD:

COX COMMUNICATIONS, INC.

Signed, sealed, and delivered in the presence of:	By	/s/ JON W. WERLY JR
	Its:	Vice President
/s/ JM. JERST
Unofficial Witness	Attest:	/s/ RAYMOND J. TUCKER
	Its:	SECRETARY

[CORPORATE SEAL]
/s/ JANICE W. WARD
Notary Public
TENANT:

CROW-ATLANTA RETAIL LTD.

Signed, sealed, and delivered in the presence of:	By:	/s/ ALLEN K. MEREDITH
Allen K. Meredith General Partner
/s/ JM. JERST
Unofficial Witness

/s/ JANICE W. WARD
Notary Public

Signed, sealed, and delivered in the presence of:	By:	/s/ J. DONALD CHILDRESS
J. Donald Childress General Partner
/s/ KENNETH HINES
Unofficial Witness

/s/ LAUREN LEER MUR
Notary Public

Notary Public, Georgia, State at Large
My Commission Expires Feb. 16, 1986

Signed, sealed, and delivered in the presence of:	By:	/s/ GARY SHAFER
Gary Shafer General Partner
/s/ BARBARA WILLIAMS
Unofficial Witness

/s/ MARIA BURNS
Notary Public

Signed, sealed, and delivered in the presence of:	By:	/s/ HARLAN R. CROW
Harlan R. Crow General Partner
/s/ BARBARA WILLIAMS
Unofficial Witness

/s/ MARIA BURNS
Notary Public

Signed, sealed, and delivered in the presence of:	By:	/s/ J. MCDONALD WILLIAMS
J. McDonald Williams General Partner
/s/ BARBARA WILLIAMS
Unofficial Witness

/s/ MARIA BURNS
Notary Public

Signed, sealed, and delivered in the presence of:	By:	/s/ JOEL C. PETERSON
Joel C. Peterson General Partner
/s/ BARBARA WILLIAMS
Unofficial Witness

/s/ MARIA BURNS
Notary Public

STATE OF GEORGIA	[SEAL]

COUNTY OF DEKALB

AMENDMENT TO GROUND LEASE AGREEMENT

THIS AMENDMENT TO GROUND LEASE AGREEMENT, entered into this 27th day of April, 1983, by and between COX COMMUNICATIONS, INC., a Georgia corporation (formerly Cox Broadcasting Corporation) (hereinafter referred to as “Landlord”), and CROW-ATLANTA RETAIL, LTD., a Texas limited partnership, whose sole general partners are Allen K. Meredith, J. Donald Childress, Gary Shafer, Harlan R. Crow, J. McDonald Williams, and Joel C. Peterson (hereinafter referred to as “Tenant”).

W I T N E S S E T H   THAT:

WHEREAS, Landlord and Tenant entered into that certain Ground Lease Agreement, dated October 4, 1982 (hereinafter referred to as the “Lease”);

WHEREAS, Landlord and Tenant wish to amend the Lease, as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Each term contained in this Amendment, when used herein with an initial capital letter, shall have the same meaning as ascribed to it in the Lease.

2.

Section 3.1(e) of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

(e) For the fifty-first (51st) Rental Year through the end of the term hereof, Tenant shall pay an annual Ground Rental equal to twelve percent (12%) of the appraised value of the Land, determined pursuant to Section 3.12 hereof; provided, however, that the Ground Rental due pursuant to this Section 3.1(e) shall not be less than the Ground Rental due pursuant to Section 3.1(d) hereof nor more than twice the annual Ground Rental due pursuant to Section 3.1(d) hereof.

3.

Section 4.3(b) of the Lease is hereby deleted, and the following is substituted in lieu thereof:

(b) On or before sixty (60) days following the date hereof, Tenant shall submit to Landlord for Landlord’s approval, preliminary plans and specifications for the construction of the Center and the Parking; provided, however, that if a portion of the Center and/or the Parking is to be accomplished by a subtenant in accordance with Section 4.12 and Article XIV hereof, the submission of the preliminary plans and specifications with respect to such portion of the Center shall not be required until thirty (30) days after the date of execution of such sublease, but in no event shall the date of completion of construction set forth in Section 4.3(f) hereof be postponed by the provisions of this sentence. Within thirty (30) days following receipt by Landlord of said preliminary plans and specifications from either Tenant or a subtenant, Landlord shall notify Tenant of Landlord’s approval or disapproval of said preliminary plans and specifications. Any notice of disapproval shall set forth the grounds for such disapproval. Subject to Section 4.3(d) hereof, following Landlord’s first or any subsequent disapproval, Tenant shall elect (i) to submit revised plans and specifications or (ii) unless the disapproval is because of the adverse effect, in the opinion of Landlord’s Engineer, which an item in said plans and specifications will have on the Tower, the Transmission Facilities or Landlord’s existing transmission facilities on the Land, to give notice contesting the reasonableness of Landlord’s disapproval. The contest of reasonableness shall be determined by a Board of Arbitrators selected in the manner governed by the rules set forth in Article XVI hereof. If the reasonableness of Landlord’s disapproval is sustained, Tenant shall perform as set forth in (i) above; if not sustained, the plans and specifications submitted shall be considered approved.

4.

Section 4.3(f) of the Lease is hereby deleted, and the following is substituted in lieu thereof:

(f) Subject to postponement because of Unavoidable Delay, construction on the Center and the Surface Parking shall be commenced no later than sixty (60) days after the approval by Landlord of final plans and specifications or sixty (60) days after the resolution of any dispute described above, whichever is later, and shall be completed (that is, a certificate of occupancy being issued by the appropriate governmental entity for the Premises, excluding subtenant finish work) on or before June 30, 1984, provided, however, that in the event any Leasehold Mortgagee shall foreclose upon Tenant’s interest hereunder pursuant to the terms of any mortgage, deed of trust, deed to secure debt, or other encumbrance on Tenant’s leasehold estate hereunder or in the event any Leasehold Mortgagee shall, pursuant to Section 17.3 hereof, enter into a new lease with Landlord following a default by Tenant hereunder, such completion date shall be extended for a period equal to the number of days from the occurrence of Tenant’s default under such instrument until the date on which such lienholder takes possession of the Premises, whether before or after the actual foreclosure.

5.

Section 4.6(d) of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

(d) If Tenant has not obtained or accomplished the respective items referred to in Sections 4.6(a), 4.6(b) and 4.6(c) hereof on or before January 1, 1985, March 1, 1985 or January 1, 1985, respectively, then, at any time on or before January 15, 1985, March 15, 1985 or January 15, 1985, respectively, Landlord shall have the option to terminate this Lease and all obligations thereafter accruing; provided, however, that if Tenant closes the Construction Loan on the Premises referred to in Section 4.6 (a) on or before March 1, 1985, then such act shall in and of itself terminate Landlord’s right to terminate this Lease on account of Tenant’s failure to obtain the licenses, permits or authorizations referred to in Section 4.6(c) hereof. The Land shall thereupon be surrendered to Landlord in the same condition as on the date hereof, and this Lease shall thereupon terminate. In such event, Tenant shall deliver to Landlord immediately upon such termination copies of all preliminary and/or final plans ordered by Tenant.

6.

Section 6.7 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 6.7. Landlord’s Right of Entry and Repair. In the event that any part of the guy cables or guy anchors supporting the Tower, any part of the copper ground wire radials referred to in Section 6.3 hereof, any part of the transmission lines referred to in Section 6.4 hereof or any other component related to Landlord’s broadcasting operations from the Tower and Transmission Facilities is situated upon or lies within the Land, then Landlord shall have the right to enter upon the Land at all times, at Landlord’s expense, to maintain, repair or replace such part, including, without limitation, (a) the right to break up the paving of the Parking in order to repair any underground cable systems used in connection with the Tower or the Transmission Facilities and (b) the right to enter into or upon any buildings comprising a part of the Center which serve as support for the guy cables supporting the Tower to repair or replace same. In the event that any damage to such part arises by reason of casualty referred to in Article XI hereof or by reason of an action by Tenant, Tenant shall be obligated to pay or reimburse Landlord for the cost of any reasonably necessary repair or replacement of such part; provided, however, that Tenant shall not be obligated to repair or replace any such part if the damage thereto arises out of negligence on the part of Landlord or the employees, representatives or agents of Landlord or is the result of mere deterioration. In the event any Leasehold Mortgagee-shall have succeeded by foreclosure or deed in lieu of foreclosure to Tenant’s leasehold estate hereunder or in the event any Leasehold Mortgagee has, pursuant to Section 17.3 hereof, entered into a new lease with Landlord following a default by Tenant hereunder, such obligation to pay or reimburse Landlord in the event such damage arises by reason of casualty referred to in Article XI hereof shall be limited to the extent of actual recovery under policies of insurance required pursuant to Article XII hereof, provided the insurance required by Article XII is then in full force and effect.

7.

Section 8.2(b) of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

(b) In the event that Landlord and Tenant are unable to obtain separate awards with respect to their respective interests in the Premises, then the single award shall be fairly and equitably apportioned between Landlord and Tenant to reflect their respective interests in the Premises. Subject to Section 8.4 hereof, the portion of the award to be received by

Landlord shall be based upon the taking of or injury to the fee simple estate in the Land including the rentals payable hereunder, and there may be taken into consideration the fact that the buildings and other improvements on the Land will belong to Landlord upon the expiration of the term of this Lease. Subject to Section 8.4 hereof, the portion of the award to be received by Tenant shall be based upon the taking and reduction of Tenant’s leasehold estate created by this Lease, the taking of any building and other improvements constructed or placed by Tenant on the Land, loss or interruption of business and the cost of any restoration or repair necessitated by such taking or condemnation. Such values shall be determined as of the time of condemnation by agreement of the parties or by arbitration in the manner set out in Article XVI of this Lease. Landlord and Tenant agree that, in the event they are unable to obtain separate awards, there shall be no settlement of any condemnation award or proceeding without the consent of any leasehold mortgagee, it being understood, however, that any such leasehold mortgagee shall have rights only in Tenant’s portion of the award.

8.

Section 8.3 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 8.3. Condemnation of Less Than a Substantial Portion. (a) If any condemnation of the Premises results in the taking of less than a substantial portion of the Premises or if Tenant does not elect to terminate this Lease following the taking of a substantial portion of the Premises, then this Lease shall continue in full force and effect; provided, however, that Ground Rental shall abate in the proportion that the reasonable value of any building, or portion thereof, forming a part of the Premises which is taken or is rendered unusable by such taking and which cannot be replaced bears to the reasonable value of the entire building or group of buildings forming a part of the Premises immediately prior to such taking. Tenant, with its award and any other necessary funds of Tenant, shall promptly repair and reconstruct any of the Premises damaged or diminished by such condemnation so as to provide buildings and improvements on the land of the same general appearance and quality as prior to such condemnation, unless Tenant obtains Landlord’s consent to the change in use of the Premises to the extent required by Article IX hereof, and Tenant shall repair and reconstruct and add to the Parking (if possible) to the extent necessary to provide parking as required by Article V hereof. Such obligation to repair and reconstruct shall be binding on any Leasehold Mortgagee which has succeeded to Tenant’s interest hereunder by foreclosure or deed in lieu of foreclosure or which has entered into a new lease with Landlord following a default by Tenant hereunder, only to the extent the costs of such reconstruction or repairs are covered by Tenant’s portion of the condemnation award; provided, however, that in such event, such Leasehold Mortgagee-shall thereafter use the Premises (or the portion thereof which has been restored) only for such purposes and in such a manner as not to be in default under this Lease.

(b) If Landlord and Tenant are unable to agree on either or both of the reasonable value of any building or portion thereof forming a part of the Premises which has been taken or has been rendered unusable by a taking and which cannot be replaced and/or the reasonable value of the entire building or group of buildings forming a part of the Premises immediately prior to such taking, then such values shall be determined in the manner provided in Article XVI of this Lease.

9.

Section 8.4 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 8.4. Condemnation of a Substantial Portion. If any condemnation results in the taking of a substantial portion of the Premises, Tenant may, with the prior written consent of any Leasehold Mortgagee then holding a lien or encumbrance on Tenant’s leasehold estate hereunder, give written notice to Landlord, within ninety (90) days following receipt by Tenant of notice of such condemnation, of Tenant’s election to terminate this Lease. If Tenant does not elect to terminate this Lease, Tenant, with its award and any other necessary funds of Tenant, shall promptly repair and reconstruct any of the Premises damaged or diminished by such condemnation so as to provide buildings and improvements on land of the same general appearance and quality as prior to such condemnation, unless Tenant obtains Landlord’s consent to the change in use of the Premises to the extent required by Article IX hereof, and Tenant shall repair and reconstruct and add to the Parking (if possible) to the extent necessary to provide parking as required by Article V hereof. Such obligation to repair and reconstruct shall not be binding on any Leasehold Mortgagee which has succeeded to Tenant’s interest hereunder by foreclosure or deed in lieu of foreclosure or which has entered into a new lease with Landlord following a default by Tenant hereunder, to the extent the costs of such reconstruction or repairs are not covered by Tenant’s portion of the condemnation award; provided, however, that in such event, such Leasehold Mortgagee shall thereafter use the Premises (or the portion thereof which has been restored) only for such purposes and in such a manner as not to be in default under this Lease. If Tenant so elects to terminate this Lease, then the term hereof shall cease as of the date title is transferred by reason of such proceeding (or sale), and all rentals shall be paid up to the date of termination, and the parties hereto shall thereupon have no further obligation to each other hereunder, except that, in addition to that portion of the condemnation award awarded for such taking which is payable to Landlord pursuant to the terms of Section 8.2(a) or 8.2(b), as the case may be, any portion of said total condemnation award which is attributable to the cost of repair and/or restoration of the Premises necessitated by such taking and to the taking of any building or any other improvements constructed or placed on the Land shall be the property of Landlord immediately upon such termination by Tenant or by Leasehold Mortgagee, as the case may be, with any portion of said total condemnation award which is attributable to the taking and reduction of Tenant’s leasehold estate created by this Lease and to the loss or interruption of Tenant’s business on the Premises to be the property of Tenant, regardless of whether Landlord and Tenant (or Leasehold Mortgagee) have received or are to receive separate awards or have received or are to receive one award. If Tenant or Leasehold Mortgagee, as the case may be, has already received such portion of the condemnation award attributable to the cost of repair and reconstruction, Tenant or Leasehold Mortgagee, as the case may be, shall deliver such portion of the award to Landlord together with its notice of termination hereof. Subject to the immediately previous two (2) sentences, upon such termination all awards payable to Tenant, as described in Section 8.2 hereof, shall be free from any interest of Landlord pursuant to the terms of this Lease, and all awards payable to Landlord, as described in Section 8.2, shall be free from any interest of Tenant pursuant to the terms of this Lease.

10.

Section 8.5 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 8.5. Tenant’s Award in Trust. Unless Tenant terminates this Lease pursuant to Section 8.4 hereof, all condemnation proceeds payable to Tenant hereunder shall be paid to Landlord or, if required by any Leasehold Mortgagee under any leasehold deed of trust, mortgage, or deed to secure debt entered into by Tenant pursuant to Article XVII hereof in favor of any commercial or savings bank, trust company, savings and loan institution, pension or union fund insurance company, or any lending institution whose loans on real estate are regulated by law, to such Leasehold Mortgage to be held in trust as security for the obligation, if any, of Tenant to repair and reconstruct the Premises.

11.

Section 9.1 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 9.1. Allowed Uses. Subject to the provisions of this Lease, including, without limitation, Article VI hereof, Tenant may use, operate and manage the Premises for any lawful purpose, it being the parties’ intent, however, for the Premises to be used initially as a first-class retail shopping center (including hotel, motel and related purposes and incidental office purposes). In connection with any change in use of the Premises from use as a first-class retail shopping center (including hotel, motel and related purposes and incidental office purposes), the following conditions shall be prerequisites to such a change of use:

(a) Tenant shall give Landlord written notice of such proposed change at least one hundred twenty (120) days prior to the date of such proposed change;

(b) In the opinion of Landlord’s Engineer, there shall be no adverse effect on the Tower or the Transmission Facilities by such proposed use, including, without limitation, an adverse effect on the quality of the signal transmitted thereby as a result of such proposed use;

(c) Tenant shall comply with the provisions of Article VII hereof; and

(d) Tenant shall agree pursuant to an amendment to this Ground Lease Agreement to pay a Ground Rental and/or Percentage Rental with respect to the use of the Premises, or a portion thereof, proposed to be changed, commensurate with the current market rental rate for such proposed use in the Atlanta, Georgia metropolitan area, it being understood, however; that in no event shall the aggregate amount of such Ground Rental and Percentage Rental be less than the average total rent (including Ground Rental and Percentage Rental) payable by Tenant to Landlord for the five (5) full calendar years immediately preceding the date of such proposed change.

12.

Section 12.2 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 12.2. During Construction. Upon commencement of construction on the Premises, Tenant shall obtain and maintain in effect (or cause to be obtained and maintained in effect) with respect to improvements constructed on the Premises, until their completion, Builders’ Risk insurance on an “All Risks” basis (excluding the risk of damage to foundations and footings and excluding the perils of earthquake and flood, but including the risk of damage to the guy anchors supporting the Tower, any part of the copper wire radials referred to in Section 6.3 hereof, any part of the transmission lines referred to in Section 6.4 hereof, or any component related to Landlord’s broadcasting operations from the Tower and Transmission Facilities which is situated upon or lies within the Land), in an amount equal to the full replacement cost of the improvements constructed on the Premises.

13.

Section 12.3(a) of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

(a) Fire, Extended Coverage and Vandalism insurance (excluding the risk of damage to foundations and footings, but including the risk of damage to the guy cables or guy anchors supporting the Tower, any part of the copper wire radials referred to in Section 6.3 hereof, any part of the transmission lines referred to in Section 6.4 hereof, or any component related to Landlord’s broadcasting operations from the Tower and Transmission Facilities which is situated upon or lies within the Land) in an amount equal to the then full replacement cost of such improvements;

14.

Section 12.4 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 12.4. Form. All insurance policies maintained by Tenant hereunder shall be with insurance carriers which have, according to the most current Best’s Insurance Reports, a general rating of at least “A” and a financial rating of at least Class 15, and-all such policies shall name Landlord (including any holder of a mortgage or deed to secure debt encumbering Landlord’s interest in the Land and the Adjoining Land) and Tenant (including any Leasehold Mortgagee) as insured as their respective interests may appear. Also, all such policies shall provide that no cancellation or nonrenewal of such policies shall be effective until at least thirty (30) days after receipt of notice thereof by Landlord and by any holder of a mortgage or deed to secure debt encumbering Landlord’s interest in the Land and the Adjoining Land. Further, Tenant shall use its best efforts to obtain policies which provide (except for a loss under liability policies) that Landlord and Tenant shall participate in the adjustment of claims. Prior to the time that such policies are required to be effective hereunder, and thereafter not less than ten (10) days prior to the expiration dates of the expiring policies required hereunder, Tenant shall deliver to Landlord, in a form reasonably satisfactory to Landlord, originals or certified copies of the policies or renewal policies, or certificates of insurance with respect to such policies, or binders, as the case may be, required by this Lease.

15.

Section 12.9 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 12.9. Insurance Proceeds. Landlord (including any holder of any future mortgage or deed to secure debt hereafter encumbering Landlord’s interest in the Land and the Adjoining Land), Tenant and any Leasehold Mortgagee shall be insured, as their respective interests may appear, under any policy or policies of insurance required to be obtained and maintained by Tenant in accordance with this Article XII. Except as provided in Section 11.3 hereof, the proceeds of any such insurance shall be payable to Landlord, as trustee for the benefit of Landlord and Tenant, or, if required by the provisions of any deed to secure debt encumbering the Premises pursuant to Article XVII hereof, to such Leasehold Mortgage as trustee for the benefit of Landlord and Tenant. Such funds shall be held in trust for the purpose of defraying the cost of rebuilding or repairing, as the case may be, the portion of the Premises so damaged or destroyed. Upon completion of such rebuilding or repair of the Premises so damaged or destroyed, any unexpended funds received from such trustee, including any interest thereon, shall inure to and become the property of Tenant, provided that no default exists hereunder; provided, further, that the unexpended funds going to Tenant pursuant to this Section shall constitute “gross proceeds” under Section 3.2(b) hereof.

16.

Section 14.3 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 14.3. Assignment by Tenant. (a) Subject to Section 14.3(b) hereof and Tenant’s right to sublet a portion of the Premises to a Freestanding Tenant, Tenant shall not have any right to assign its interest in this Lease or the Premises prior to completion of the development contemplated by Article IV hereof, except for an assignment to a Leasehold Mortgagee as security for its loan. At any time after such completion, however, in addition to Tenant’s right to assign as security its interest in this Lease or the Premises or any portion thereof under Section 17.1 hereof, Tenant shall have the right otherwise to assign all of such interest, if Tenant obtains Landlord’s prior written approval thereof, which approval shall not be unreasonably withheld. Such assignment shall be reasonable if (a) Landlord is reasonably satisfied that such assignee has sufficient financial capacity and management expertise to enable it to comply with each and every obligation of Tenant hereunder and (b) such assignee of Tenant assumes all of Tenant’s obligations hereunder; provided, however that the foregoing shall be deemed to impose personal liability upon Tenant or such assignee of Tenant for the obligations of Tenant under this Lease only to the extent provided in Section 21.13 hereof; provided, further, that Landlord may disapprove any prospective assignee whose contemplated uses of the Premises would not, in the good faith determination of Landlord or Landlord’s Engineer, meet the requirements and conditions set forth in Articles VI and IX hereof; provided further that, notwithstanding any such assignment, Tenant shall not be released from its liability, if any, for the obligations of the Tenant hereunder.

(b) Landlord’s consent to an assignment of Tenant’s interest hereunder shall not be necessary if the assignment is to a partnership or other entity in which Tenant or the principals of Tenant retain an ownership interest (determined without regard to income, loss or cash preferences acquired by other owners) of at least fifty percent (50%).

17.

Section 15.2(b)(i) of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

(i) A notice in writing of the failure to pay, when due, any amounts due hereunder, at least ten (10) days in advance of the effective date of a default; or

18.

Section 15.3 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 15.3. Cure by Leasehold Mortgagee. Notwithstanding anything else herein, if an event of default shall have occurred, in addition to any Leasehold Mortgagee’s rights under Section 17.3 hereof, the Leasehold Mortgagee shall have the right to cure such event of default on behalf of Tenant prior to the time that Landlord has terminated this Lease pursuant to Section 15.4 hereof, and any such party electing so to cure shall give Landlord immediate written notice of its intent so to cure.

19.

Section 15.4 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 15.4. Landlord’s Rights Upon Default. A default as defined in Section 15.2 of this Lease having occurred, then and in any such event Landlord shall have the right, at its election, to pursue either of the following remedies, but not before five (5) days following the giving of additional notices to Tenant and any Leasehold Mortgagee:

(a) As Tenant’s legal representative, without terminating this Lease, to enter upon, take possession of and rent the Premises at the best price obtainable by reasonable effort without advertisement and by private negotiations and for any term and on such conditions as Landlord deems proper. Upon each such reletting, all rentals received by Landlord shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any loss and expense of such reletting, including brokerage fees and attorneys fees and costs of any alterations or repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

(b) To terminate this Lease by written notice which notice shall state the date as of which this Lease is thereby terminated, which date shall not be earlier than the date of such notice, and to enter into and upon the Premises and take possession of the same, and the Landlord may hold and retain the said Premises as of its first or former estate. The election by Landlord to pursue the remedy set forth in Section 15.4(a) above shall in no way preclude Landlord from thereafter exercising its right to terminate this Lease pursuant to this Section 15.4(b).

20.

Section 17.1(a) of the Lease is hereby deleted, and the following is substituted in lieu thereof:

Section 17.1. Right to Encumber. (a) Tenant shall have the right during the term hereof to encumber by deed to secure debt, mortgage, deed of trust, or other instrument in the nature thereof as security for any debt, all of Tenant’s right, title and interest hereunder in all respects, however, subordinate and inferior to Landlord’s rights, title, privileges, liens, and interest as provided in this Lease; provided, however, that said deed to secure debt, mortgage, deed of trust or other instrument in the nature thereof shall contain a clause or clauses to the effect that it conveys to the mortgagee, trustee or grantee (herein referred to as “Leasehold Mortgagee”) as the case may be, and to the holder of any security issued thereunder, no rights in the Premises greater than or extending beyond the rights of Tenant under this Lease, and that such deed to secure debt, mortgage, deed of trust or other instrument in the nature thereof shall be subject to all and each of the rights of Landlord herein and to all and each of the conditions, covenants, agreements, and obligations contained in this Lease. Landlord hereby covenants that any mortgage or deed to secure debt encumbering Landlord’s interest in the Land shall be subject to the rights of Tenant and any Leasehold Mortgagee under this Lease.

21.

Section 17.2 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 17.2. Notice to Landlord. If at any time, and from time to time after the execution and recording in the Office of the Clerk of Superior Court of DeKalb County, Georgia, of any such deed to secure debt, mortgage, deed of trust, or other instrument in the nature thereof encumbering Tenant’s rights, title and interest hereunder, the Leasehold Mortgagee shall notify the Landlord in writing that such deed to secure debt, mortgage, deed of trust of other instrument in the nature thereof has been given and executed by the Tenant and shall at the same time furnish the Landlord with the address to which it desires copies of notices to be mailed, Landlord hereby agrees that it will mail to such party at the address so given a duplicate copy of any and all notices in writing which the Landlord may, from time to time, give or serve upon the Tenant under the terms of this Lease. It is understood and agreed that no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been duly given to the holder of any leasehold mortgage as provided above. So long as there exists any unpaid loan secured by a leasehold mortgage encumbering all or any part of the Premises but in all events subject to Landlord’s rights under Article XV hereof, Landlord hereby agrees that Landlord will neither modify or amend this Lease in any respect nor accept a surrender of the Premises or a cancellation of this Lease from Tenant prior to the expiration or the termination of this Lease, without the written consent of the holder of such loan and leasehold mortgage. Additionally, no Leasehold Mortgagee shall become personally liable to perform the obligations of Tenant hereunder, whether such Leasehold Mortgagee shall have succeeded by foreclosure or deed in lieu of foreclosure to Tenant’s leasehold estate hereunder or such Leasehold Mortgagee has, pursuant to Section 17.3 hereof, entered into a new lease with Landlord following a default by Tenant hereunder. In the event a Leasehold Mortgagee-succeeds by foreclosure or deed in lieu of foreclosure to Tenant’s interest in this Lease or in the event such Leasehold Mortgagee has, pursuant to Section 17.3 hereof, entered into a new lease with Landlord following a default by Tenant hereunder, said Leasehold Mortgagee (but only said Leasehold Mortgagee) shall have the right to assign its interest hereunder without the restrictions set forth in Section 14.3 hereof, and in the event of said assignment, it shall have no continuing liability hereunder.

22.

Section 17.3 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 17.3. Right of Leasehold Mortgagee to Cure. Any Leasehold Mortgagee may, at its option at any time before this Lease shall have been terminated, pay any amount or do any act or thing required of the Tenant by the terms of this Lease; and all payments so made and all acts or things so done and performed by any such mortgagee shall be as effective to prevent a forfeiture of the rights of the Tenant hereunder as if done or performed by Tenant instead of by such Leasehold Mortgagee. Any such Leasehold Mortgagee may, in addition, at its option, enter into a new lease with Landlord; provided, however, that Landlord shall receive written notice of the exercise of the aforesaid option within thirty (30) days from the termination of this Lease pursuant to a default hereunder. In order for such written notice to remain effective such Leasehold Mortgagee shall pay to Landlord all amounts accrued and then due and owing to Landlord under this Lease, but for such termination, together with the reasonable expenses incurred by Landlord in terminating this Lease, plus Monthly Ground Rental next coming due, within ten (10) days of receipt by such Mortgagee of written notice from Landlord of amounts payable as aforesaid; provided, however, that any payments required of Leasehold Mortgagee in connection with said new lease shall be reduced by net income collected by Landlord during the period for which it is entitled to collect rental income directly from Subtenants. In the event any Leasehold Mortgagee exercises such option then such Mortgagee and Landlord shall thereupon have the obligation to enter into such new lease within thirty (30) days after the date on which notice of exercise is received by Landlord. Such Leasehold Mortgagee shall reimburse Landlord for all expenses, including reasonable attorneys’ fees actually incurred in connection with the execution of such new lease. Such new lease shall be effective as of the date of termination of this Lease, shall be for a term corresponding with the remainder of the initial term hereunder, and shall be for the same Ground Rental and Percentage Rental and upon the same covenants, agreements, terms, conditions, provisions and limitations as this Lease, and shall in all respects be identical to this Lease except for the date thereof, the commencement of the initial term thereunder and the designation of the parties thereto. Any Leasehold Mortgagee entering into such new lease, as lessee thereunder, shall thereupon acquire all of the rights and assume all of the obligations hereunder of Tenant, except as otherwise specifically provided in this Lease. Upon the execution and delivery of any such new lease in accordance with the provisions hereof, any and all subleases which theretofore may have been assigned and transferred to Landlord as a result of the termination of this Lease shall thereupon be assigned and transferred without recourse by Landlord to the Tenant

23.

Section 21.13 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 21.13. Personal Liability of Tenant. Anything herein to the contrary notwithstanding, Tenant or Tenant’s heirs, legal representatives, successors or assigns (but not any Leasehold Mortgagee which has succeeded to Tenant’s interest hereunder by foreclosure or deed in lieu of foreclosure or which has entered into a new lease with Landlord following a default by Tenant hereunder) shall be personally liable and Landlord shall have the right to seek a personal judgment against said parties only as to rent or other obligations of Tenant occurring prior to the fifth (5th) anniversary of the date of substantial completion of the construction of the Center and Parking, with substantial completion being evidenced by a certificate of occupancy for the Premises (excluding the subtenant finish work) issued with respect to the Premises by an appropriate governmental entity. After the fifth (5th) anniversary of such date of substantial completion, any claim, demand or course of action by Landlord against Tenant resulting from Tenant’s failure to comply with the terms and conditions of this Lease shall be enforceable solely against Tenant’s interest in the Premises and in this Lease, it being intended that no other assets or property of Tenant shall be subject to levy or sale, or otherwise be subject to any judgment, liability or decree, based upon any claim, demand or cause of action above-described.

24.

Item 10 contained in Exhibit “C” to the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

10. Easement for ingress and egress contained in Warranty Deed, dated December 18, 1970, from Cox Broadcasting Corporation to The First National Bank of Atlanta, recorded in Deed Book 2610, Page 560, aforesaid records.

25.

Item 14 contained in Exhibit “C” to the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

14. Easement for slope, drainage and driveway contained in Right-of-Way Deed, dated April 22, 1971, from Cox Broadcasting Corporation to State Highway Department of Georgia, recorded in Deed Book 2645, Page 314, aforesaid records.

26.

Except as specifically amended by the aforesaid provisions, the Lease shall remain effective as originally drawn, and the parties hereto hereby ratify and confirm the Lease, as amended hereby, in all respects.

IN WITNESS WHEREOF, Landlord, acting by and through its duly authorized officers, has caused these presents to be executed and its corporate seal to be hereunto affixed, and Tenant, acting by and through its duly authorized general partners, has caused these presents to be executed under seal on the day, month, and year first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	COX COMMUNICATIONS, INC.

/s/ DAVID L. COKE	By:	/s/ JAMES W. WESLEY
Unofficial Witness		James W. Wesley, Jr., Vice President

/s/ JANICE W. WARD	Attest:	/s/ RAYMOND J. TUCKER
Notary Public		Raymond J. Tucker, Secretary

My Commission Expires:		[CORPORATE SEAL]
[NOTARIAL SEAL]

TENANT

Signed, sealed and delivered in the presence of:	CROW-ATLANTA RETAIL, LTD.

/s/ CHARLES N. WOOD	By:	/s/ ALLEN K. MEREDITH	(SEAL)
Unofficial Witness		Allen K. Meredith, General Partner

/s/ SUE ALDELIN
Notary Public

My Commission Expires:

June 30, 1984 [NOTARIAL SEAL]

Signed, sealed and delivered in the presence of:

/s/ JENNIFER J. HAELSON Unofficial Witness	By:	/s/ J. DONALD CHILDRESS J. Donald Childress, General Partner	(SEAL)

/s/ DIANA C. DAVIE
Notary Public

My Commission Expires:

Notary Public, Georgia, State at Large
My Commission Expires Apr. 11, 1984 [NOTARIAL SEAL]

Signed, sealed and delivered in the presence of:

/s/ SUE EDWARDS	By:	/s/ GARY SHAFER	(SEAL)
Unofficial Witness		Gary Shafer General Partner

/s/ MAURICE MARRIS
Notary Public

My Commission Expires:

12-31-84
[NOTARIAL SEAL]

Signed, sealed and delivered in the presence of:

/s/ DEBBIE GILL	By:	/s/ HARLAN R. CROW	(SEAL)
Unofficial Witness		Harlan R. Crow General Partner

/s/ SUE EDWARDS
Notary Public

My Commission Expires:

9-17-84 [NOTARIAL SEAL]

Signed, sealed and delivered in the presence of:

/s/ DEBBIE GILL	By:	/s/ J. MCDONALD WILLIAMS	(SEAL)
Unofficial Witness		J. McDonald Williams, General Partner

/s/ SUE EDWARDS
Notary Public

My Commission Expires:

9-17-84
[NOTARIAL SEAL]

Signed, sealed and delivered in the presence of:

/s/ SUE EDWARDS
Unofficial Witness

/s/ KAREN L. JMAY	By:	/s/ JOEL C. PETERSON	(SEAL)
Notary Public		Joel C. Peterson General Partner

My Commission Expires:

8-24-85
[NOTARIAL SEAL]

STATE OF GEORGIA

COUNTY OF DEKALB

SECOND AMENDMENT TO GROUND LEASE AGREEMENT AND ASSIGNMENT

This SECOND AMENDMENT TO GROUND LEASE AGREEMENT AND ASSIGNMENT is entered into as of the 27th day of December, 1984 between and among COX COMMUNICATIONS, INC., a Georgia corporation (“Landlord”); CROW-ATLANTA RETAIL, LTD., a Texas limited partnership whose sole general partners are Allen K. Meredith, J. Donald Childress, Gary Shafer, Harlan R. Crow, J. McDonald Williams and Joel C. Peterson (“Tenant Assignor”); and ATLANTA NORTHLAKE ASSOCIATES, a Texas limited partnership whose sole general partner is Crow-Atlanta Retail, Ltd., a Texas limited partnership (“Tenant Assignee”).

STATEMENT OF BACKGROUND

Landlord and Tenant Assignor entered into a certain Ground Lease Agreement, dated October 4, 1982, which was amended by virtue of that certain Amendment to Ground Lease Agreement dated April 27, 1983 (collectively the “Ground Lease”). The parties wish to further amend the Ground Lease as more particularly set forth herein. Furthermore, the parties wish to provide for an assignment of the Tenant’s interest under the Ground Lease from Tenant Assignor to Tenant Assignee, together with the assignment by Tenant Assignor to Tenant Assignee of the landlord’s interest in various subleases, leases or space leases relating to the property described in the Ground Lease. This Second Amendment to Ground Lease Agreement and Assignment is being entered into to accomplish the foregoing.

STATEMENT OF AGREEMENT

For and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending the Statement of Background made herein to be an integral part hereof, Landlord, Tenant Assignor and Tenant Assignee have agreed and do hereby agree as follows:

1. Each term contained in this Second Amendment to Ground Lease Agreement and Assignment, when used herein with an initial capital letter and not otherwise defined herein, shall have the same meaning ascribed to it in the Ground Lease.

2. Landlord and Tenant Assignor agree that the Ground Lease shall be amended in the following respect: the Land described on Exhibit “A” to the Ground Lease is hereby deleted in its entirety and in lieu thereof the Land subject to the Ground Lease shall be the real property described on Exhibit “A”, attached hereto and by reference made a part hereof, the same being a more particular description of said real property.

3. Tenant Assignor hereby assigns, transfers, sets over and conveys absolutely unto Tenant Assignee all of Tenant Assignor’s right, title, interest, powers, privileges, and benefit in and to the Ground Lease, as amended hereby (references hereinafter to the Ground Lease being construed as meaning and including the Ground Lease as amended hereby) the same being the Tenant’s interest in and to the Ground Lease, together with any and all interest of Tenant Assignor in and to the Land and any improvements thereon contemplated by or described in the Ground Lease; TO HAVE AND TO HOLD the Ground Lease unto Tenant Assignee from the date hereof for and during the remainder of the period of the Ground Lease, and any renewals or extensions thereof, subject to the rents, covenants, terms and conditions thereof.

4. Tenant Assignor hereby assigns, transfers, sets over and conveys absolutely unto Tenant Assignee all of Tenant Assignor’s right, title, interest, powers, privileges and benefit, in and to: (a) a certain Sublease Agreement dated March 5, 1983 by and between Tenant Assignor, as landlord and Marriott Corporation, a Delaware corporation, as tenant, and (b) all of those leases, subleases or space leases of any of the Land or the improvements thereon heretofore made and entered into or consented to by Tenant Assignor as a landlord, tenant, operator or managing agent of the Land relating to or in any way connected with the Land or the property or improvements situated on the Land and described in the Ground Lease, including, without limitation, those certain leases identified on Exhibit “B” attached hereto and by reference made a part hereof (the leases or subleases described in the foregoing subparagraphs (a) and (b) being collectively referred to as the “Subleases”), the same being the Landlord’s interest in and to the Subleases.

5. Tenant Assignor hereby warrants, represents, covenants and agrees to and with Tenant Assignee that all rents due and payable under the Ground Lease or Subleases conveyed hereunder, have been paid through the date hereof; that there exists no right, claim or cause of action against Tenant Assignor under or by virtue of the Ground Lease or Subleases; that the Ground Lease and Subleases are in full force and effect and no default or event of default exists thereunder, nor is there any occurrence with which notice or the passage of time, or both, could constitute a default or event of default thereunder.

6. Tenant Assignor and Tenant Assignee mutually acknowledge and agree that as a result of the execution and delivery of this Second Amendment to Ground Lease Agreement and Assignment, Tenant Assignee shall in no event assume, be or become liable or obligated for any liability, obligation, duty or debt of Tenant Assignor of any kind or nature, under or by virtue of the Ground Lease or Subleases arising out of or connected with the period of the Ground Lease or Subleases up to and including the date hereof, and that Tenant Assignee assumes only those obligations under the Ground Lease (including without limitation Section 21.13) and Subleases arising out of or connected with the period of the Ground Lease or Subleases from and after the date hereof. Tenant Assignor hereby reaffirms its continuing obligations under the Ground Lease, including without limitation said Section 21.13.

7. Landlord hereby consents to the assignment of the Ground Lease and Subleases made herein subject to the terms hereof and thereof, and confirms that except as set forth herein, the Ground Lease is unmodified.

8. Except as specifically amended by the aforesaid provisions, the Ground Lease shall remain unmodified, in full force, and effective as originally drawn, and the parties hereto hereby ratify and confirm the Ground Lease as amended and assigned hereby, in all respects.

IN WITNESS WHEREOF, Landlord acting by and through its duly authorized officers, has caused these presents to be executed and its corporate seal to be hereunto affixed, and Tenant Assignor and Tenant Assignee, acting by and through their duly authorized general partners, have caused these presents to be executed under seal, as of the day and year first above written.

LANDLORD:	COX COMMUNICATION, INC.

Signed, sealed and delivered in the presence of:	By:	/s/ RAYMOND J. TUCKER (SEAL)
	Title:	Vice President and Secretary

/s/ JOHN G. BOYETTE	Attest:	/s/ LYNDA J. STEWART
Witness	Its:	Assistant Secretary

Notary Public		[CORPORATE SEAL]

My Commission Expires:

Notary Public, George State At Large

My Commission Expires Aug. 10,1988

[NOTARY PUBLIC]

(Signatures continued on next page)

TENANT ASSIGNOR:	CROW-ATLANTA RETAIL, LTD., a Texas limited partnership

	By:	/S/ J. DONALD CHILDRESS (SEAL)
Managing General Partner
Signed, sealed and delivered in the presence of:

/S/ ALICE JANE BURTON
Witness

/S/ VIRGINIA KLODT
Notary Public

My Commission Expires:
Notary Public, Georgia, State at Large My Commission Expires May 11, 1987 [NOTARY SEAL]

TENANT ASSIGNEE:	ATLANTA NORTHLAKE ASSOCIATES, a Texas limited partnership

	By:	CROW-ATLANTA RETAIL, LTD. its general partner
Signed, sealed and delivered in the presence of:
	By:	/s/ J. DONALD CHILDRESS (SEAL)
Managing General Partner
/s/ ALICE JANE BURTON
Witness

/s/ VIRGINIA KLODT
Notary Public

My Commission Expires:
Notary Public, Georgia, State at Large My Commission Expires May 11, 1987 [NOTARY SEAL]

THIRD AMENDMENT TO GROUND LEASE AGREEMENT

This Third Amendment to Ground Lease Agreement (this “Amendment”) is entered into as of the 15th day of October, 2002, by and between Cox Holdings, Inc. (“Landlord”), successor in interest by merger to Cox Communications, Inc., and Northlake Festival, LLC, a Delaware limited liability company (“Tenant”), successor in interest by assignment from BSRT Northlake Limited Partnership, an Illinois limited partnership (f/k/a BSRT/M&J Northlake Limited Partnership (“BSRT”).

W I T N E S S E T H:

WHEREAS, predecessors in interest to Landlord and Tenant entered into that certain Ground Lease Agreement dated October 4, 1982, as amended by that certain Amendment to Ground Lease Agreement dated April 27, 1983, as further amended by that certain Second Amendment to Ground Lease Agreement and Assignment dated December 27, 1984 (as amended, the “Lease”); and

WHEREAS, Landlord and Tenant desire to amend the Lease pursuant to the terms set forth herein.

NOW, THEREFORE, for $10.00 in hand paid and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

1. Defined Terms. All capitalized terms which are not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

2. Gross Rental Income Clarification. The parties hereby confirm that any payments made by any subtenant, licensee or concessionaire which satisfies an obligation of Tenant under the Lease with respect to the payment of any real property taxes or special assessments, whether assessed against the Land, the improvements located thereon, or both, shall be deemed to be received by Tenant for purposes of Section 3.2 of the Lease and, therefore, included in the calculation of Gross Rental Income and Percentage Rental. Landlord and Tenant agree that all such tax payments, as referred to in the immediately preceding sentence, shall be included in the Gross Rental Income and no efforts shall be make to circumvent such designation.

3. Leasehold Mortgages.

(a) As of the date hereof, State Street Bank and Trust Company, as trustee under that certain Pooling and Servicing Agreement dated as of December 1, 1997, for Certificateholders of Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1997-C2 (“State Street”), is the sole Leasehold Mortgagee and holder of a leasehold mortgage secured by Tenant’s interest in the Lease (the “State Street Loan”). Tenant hereby agrees that, so long as any outstanding balance remains under the State Street Loan, Tenant shall not obtain any additional financing other than the State Street Loan which is secured in whole or in part by Tenant’s interest in the Lease and which exceeds the limitation set forth in paragraph 3(b) hereof without Landlord’s prior written consent (which shall not be unreasonably withheld) and without complying with the applicable provisions of the State Street Loan; provided, however, that nothing contained herein shall be deemed to cap or limit the amount of indebtedness, including, but not limited to, principal, interest, late charges, costs, expenses, and/or protective advances, that can be secured by the Deed to Secure Debt which currently secures the State Street Loan and nothing contained herein shall be deemed to limit the ability of State Street to make protective advances under the State Street Loan.

(b) In addition, throughout the term of the Lease, Tenant hereby agrees not to obtain any financing in lieu of or in addition to the State Street Loan which is secured, in whole or in part, by Tenant’s interest in the Lease such that the sum of all financing secured by Tenant’s interest in the Lease exceeds eighty-five percent (85%) of the fair market value of Tenant’s interest in the Lease and the Property subject thereto, without first receiving Landlord’s prior written consent (which shall not be unreasonably withheld). For purposes of this subsection, the “fair market value” shall be determined by Tenant or its lender or proposed lender obtaining an Appraisal prepared by a licensed MAI appraiser (or its then equivalent or greater designation) who has at least ten (10) years’ experience appraising shopping centers and similar uses. The Appraisal so achieved shall determine the “fair market value” of Tenant’s interest in the Lease and the Property subject thereto. Prior to undertaking such an Appraisal, as called for in the immediately preceding sentence, Tenant agrees to submit the name of the appraiser so selected by Tenant or its lender or proposed lender to Landlord for its review and approval and Landlord agrees to approve or deny approval within fifteen (15) days after the Appraiser’s name is so submitted in writing to Landlord for approval. Landlord agrees that it shall not unreasonably withhold or delay its approval of the Appraiser so selected, and if Landlord does not respond to Tenant in writing within said fifteen (15) day period after receipt of written request for approval, such approval shall be conclusively deemed to have been given.

(c) Nothing contained herein shall be deemed to constitute a waiver of any of State Street’s rights and remedies under the documents evidencing the State Street Loan, including, but not limited to its rights and remedies with respect to additional financing secured by the Tenant’s interest in the Lease. Tenant acknowledges and agrees that any additional financing other than the State Street Loan shall be governed by and shall be subject to the terms and conditions of the loan documents evidencing the State Street Loan. Nothing contained herein shall be deemed to limit or restrict the amount of indebtedness that can be secured by the Deed to Secure Debt which currently secures the State Street Loan or the ability of State Street to make protective advances under the State Street Loan.

4. Effect of Amendment. Except as set forth herein, the Lease remains unamended and in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same document. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

NORTHLAKE FESTIVAL, LLC		COX HOLDINGS, INC.

By:	West Coast Realty Investors, Inc., Its sole member

By:	/s/ ALLEN K. MEREDITH	By:	/s/ S.A. MERRILL
	Allen K. Meredith, President	Its:	Secretary

Approved as of this 15 day of

October, 2002 by:

STATE STREET BANK AND TRUST COMPANY,

as Trustee under that certain Pooling and Servicing Agreement dated as of December 1, 1997 for Certificateholders of Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 1997-C2

By:	GEMSA LOAN SERVICES, L.P. (successor by merger of GE Capital Loan Services, Inc.), as Master Servicer pursuant to the PSA

By:	/S/ PAT MCENTEE (SEAL)
Name:	Pat McEntee
Title:	Director, Portfolio Management